                                                 Registration No. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                              IELEMENT CORPORATION
                 (Name of Small Business Issuer in its Charter)

           NEVADA                          7389                   76-0270295
           ------                          ----                   ----------
 State or other Jurisdiction         Primary Standard           I.R.S. Employer
     of incorporation or         Industrial Classification    Identification No.
        Organization                    Code Number

                               17194 PRESTON ROAD
                               SUITE 102, PMB 341
                                DALLAS, TX 75248
                                 (214) 254-3440
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                                 ---------------

                                   IVAN ZWEIG
                             CHIEF EXECUTIVE OFFICER
                               17194 PRESTON ROAD
                               SUITE 102, PMB 341
                                DALLAS, TX 75248
                                 (214) 254-3440
            (Name, Address and Telephone Number of Agent for Service)

                                 ---------------

                                    COPY TO:
                               LAURA ANTHONY, ESQ.
                             LEGAL & COMPLIANCE, LLC
                               330 CLEMATIS STREET
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 514-0936

                                 ---------------

 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
--------------------------------------------------------------------------------
                (Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
--------------------------------------------------------------------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------

                                                          PROPOSED MAXIMUM   PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF               AMOUNT TO      OFFERING PRICE       AGGREGATE           AMOUNT OF
    SECURITIES TO BE REGISTERED           BE REGISTERED    PER SHARE (1)      OFFERING PRICE     REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value               82,212,048     $    0.105          $  8,632,265         $  1,016.00
-------------------------------------------------------------------------------------------------------------------
Common Stock underlying exercise
of stock purchase warrants                  30,488,281     $     0.10 (2)      $  3,080,234         $    330.00
-------------------------------------------------------------------------------------------------------------------
  TOTAL:                                   112,700,329     $      ---          $ 11,712,796         $  1,346.00
-------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(g) of the Securities Act of 1933, as amended. The price per share is based on the price of the common stock on the Over-The-Counter Bulletin Board on January 27, 2006.

(2) An aggregate of 29,441,407 of the warrants are exercisable at $0.10 per share and 1,046,874 of the warrants are exercisable at $.0.13 per share.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                  Subject to completion, dated January 30, 2006

                                   PROSPECTUS

                              I-ELEMENT CORPORATION
                               17194 PRESTON ROAD
                               SUITE 102, PMB 341
                                DALLAS, TX 75248
                                 (214) 254-3440

                       112,700,329 Shares of Common Stock

We are registering up to 112,700,329 shares of our common stock, of which 82,212,048 shares are currently outstanding and 30,488,281 shares are issuable upon the exercise of stock purchase warrants by certain selling shareholders identified in this prospectus (the "Warrants"). We will not receive any proceeds from this offering. We may receive proceeds from the exercise price of the Warrants if they are exercised by the selling security holders. We will bear all costs associated with this registration.

The shares of common stock being offered in this prospectus may be sold at fixed prices, prevailing market prices determined at the time of sale, varying prices determined at the time of sale or at negotiated prices. The shares of our common stock covered by this prospectus may be issued from time to time pursuant to various agreements between the selling shareholders and us. We will receive proceeds upon the exercise of the Warrants, but we will not receive any of the proceeds from the resale of shares by the selling stockholders.

Our common stock is traded on the OTC Bulletin Board under the symbol "IELM.OB." The average of the high and low trading price of our common stock on January 19, 2006 was $0.08.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if they are exercised by the selling stockholders. See "Use of Proceeds."

Pursuant to registration rights granted by us to the selling stockholders, we are obligated to register the shares held by the selling stockholders. We will bear all costs relating to the registration of our common stock, other than any selling stockholder's legal or accounting costs or commissions.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission ("SEC") is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 2 WHICH DESCRIBES CERTAIN MATERIAL RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is January 30, 2006

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the Selling Stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUMMARY                                                            1

RISK FACTORS                                                                  2

FORWARD-LOOKING STATEMENTS                                                   15

USE OF PROCEEDS                                                              16

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS                  16

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                    17

BUSINESS                                                                     21

MANAGEMENT                                                                   27

DESCRIPTION OF THE PRIVATE PLACEMENT                                         34

SELLING STOCKHOLDERS                                                         35

DESCRIPTION OF SECURITIES                                                    37

PLAN OF DISTRIBUTION                                                         40

SHARES ELIGIBLE FOR FUTURE SALE                                              41

WHERE YOU CAN FIND MORE INFORMATION                                          43

LEGAL MATTERS                                                                43

EXPERTS                                                                      44

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                               44

FINANCIAL STATEMENTS                                                         45

INFORMATION NOT REQUIRED IN PROSPECTUS                                     II-1

SIGNATURES                                                                 II-7

                               PROSPECTUS SUMMARY

Unless otherwise indicated, all references to "we", "us", "our" and similar terms, as well as references to the "Registrant", the "Company" or "IElement" in this prospectus, refer to IElement Corporation, a Nevada corporation and not to the selling stockholders.

THIS PROSPECTUS IS A PART OF A REGISTRATION STATEMENT THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION USING A "SHELF REGISTRATION" PROCESS. YOU SHOULD READ THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AS WELL AS ANY POST-EFFECTIVE AMENDMENTS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, TOGETHER WITH THE ADDITIONAL INFORMATION DESCRIBED UNDER "AVAILABLE INFORMATION" BEFORE YOU MAKE ANY INVESTMENT DECISION.

THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THESE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. SOME OF THE STATEMENTS MADE IN THIS PROSPECTUS DISCUSS FUTURE EVENTS AND DEVELOPMENTS, INCLUDING OUR FUTURE BUSINESS STRATEGY AND OUR ABILITY TO GENERATE REVENUE, INCOME AND CASH FLOW. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THESE FORWARD-LOOKING STATEMENTS. SEE "FORWARD LOOKING STATEMENTS."

COMPANY OVERVIEW

IElement is a facilities-based nationwide communications service provider that provides state-of-the-art telecommunications services to small and medium sized businesses ("SMBs"). We provide broadband data, voice and wireless services by offering integrated T-1 lines as well as a Layer 2 Private Network and Voice over Internet Protocol ("VoIP") services. These services provide SMBs with dedicated Internet access, customizable business solutions for voice, data, wireless, Internet, and secure communications channels between the SMB offices, partners, vendors, customers and employees without the use of a firewall or encryption device. We have a network presence in 18 major markets in the United States, including facilities in Los Angeles, Dallas, and Chicago.

                                  RISK FACTORS

An investment in the Common Stock of the Company is highly speculative, involves a high degree of risk and should be considered only by those persons who are able to afford a loss of their entire investment. In evaluating the Company and its business, prospective investors should carefully consider the following risk factors in addition to the other information included in this Registration Statement.

The following risk factors should be considered carefully in addition to the other information contained in this prospectus:

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY.

        We have a very limited operating history upon which an evaluation of our future performance and prospects can be made. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in an emerging and evolving industry. As such, we face risks and uncertainties relating to our ability to successfully implement our business plan.

WE HAVE HISTORICALLY INCURRED LOSSES AND LOSSES MAY CONTINUE IN THE FUTURE

        We have generated an accumulated deficit of $1,845,591 at December 31, 2005. Inasmuch as we will continue to have operating expenses and will be required to make significant up-front expenditures in connection with the proposed development of our business, we may continue to incur losses for at least the next 12 months and until such time, if ever, as we are able to generate sufficient revenues to finance our operations and the costs of continuing expansion. There can be no assurance that we will be able to generate significant revenues or achieve profitable operations. It may be necessary to raise capital through issuing equity which could cause dilution and/or negatively affect the price of our common stock.

THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

        The report of our independent registered public accountants on our 2005 and 2004 financial statements, as included in this Prospectus, included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS, OUR BUSINESS OPERATIONS WILL BE CURTAILED.

        Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from, and sale of capital stock to, third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. The sale of our capital stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. There can be no assurance that we will be able to obtain additional funding when needed, or that such funding, if available, will be available on terms we find acceptable. If we cannot obtain additional funds when needed, we may be forced to curtail or cease our activities, which may result in the loss of all or a substantial portion of your investment.

WE ARE DEPENDENT ON THE EFFORTS OF OUR EXECUTIVE OFFICERS AND SENIOR MANAGEMENT AND ON OUR ABILITY TO HIRE AND RETAIN QUALIFIED MANAGEMENT PERSONNEL.

        Our success depends largely upon the continued services of our executive officers and other key personnel. A small number of key management, operating employees and consultants manage our telecommunications business. Our loss of such employees or consultants or their failure to work effectively as a team could materially adversely impact our telecommunications business. Competition for qualified executives in the telecommunications and data communication industries is intense and there are a limited number of persons with applicable experience. We believe that our future success in the telecommunications business significantly depends on our ability to attract and retain highly skilled and qualified telecommunications personnel.

        Effective January 18, 2005 we entered into an employment agreement with Ivan Zweig, our chief executive officer. This agreement provides that Mr. Zweig may discontinue his employment with us after providing us with little notice of his decision (typically one month). As a result, Mr. Zweig could terminate his employment with us at any time without penalty and go to work for one of our competitors. We believe that we have offset this risk to some degree by maintaining a key person life insurance policy on Ivan Zweig. Nonetheless, the loss of one or more of our key employees could seriously harm our business.

BECAUSE COMPETITION FOR OUR TARGET EMPLOYEES IS INTENSE, WE MAY NOT BE ABLE TO ATTRACT AND RETAIN THE HIGHLY SKILLED EMPLOYEES WE NEED TO SUPPORT OUR PLANNED GROWTH.

        To execute our growth plan, we must attract and retain highly qualified personnel. We may need to hire additional personnel in virtually all operational areas, including selling and marketing, operations and technical support, customer service and administration. We may not be successful in attracting and retaining qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

IF WE ACQUIRE ANY COMPANIES OR TECHNOLOGIES IN THE FUTURE, SUCH COMPANIES AND TECHNOLOGIES COULD PROVE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS, DILUTE STOCKHOLDER VALUE AND ADVERSELY AFFECT OUR OPERATING RESULTS.

        We intend to acquire or make investments in complementary companies, businesses, assets and/or technologies in the future. We have not made any acquisitions or investments to date, and therefore, our ability to make acquisitions or investments is unproven. Acquisitions and investments involve numerous risks, including:

   o inability to generate sufficient revenue or growth in revenue or to offset acquisition or investment costs;
   o difficulties in integrating operations, technologies, service and personnel;

   o diversion of financial and management resources from existing operations;
   o    risk of entering new markets; and
   o    potential loss of key employees;

        Acquisitions could also require us to record substantial amounts of goodwill and other intangible assets. Any future impairment of such goodwill along with the amortization of other intangible assets, would adversely affect our operating results. In addition, if we finance acquisitions by issuing convertible debt or equity securities our existing stockholders may be diluted, which could affect the market price of our stock. If we finance such acquisitions with bank debt or high yield debt, these arrangements would likely impose substantial operating covenants on us and result in interest expense that could adversely affect our business and operating results. As a result, if we fail to properly evaluate and execute any future acquisitions or investments, our business and operating results may be materially harmed.

OUR GROWTH COULD STRAIN OUR PERSONNEL AND INFRASTRUCTURE RESOURCES, AND IF WE ARE UNABLE TO IMPLEMENT APPROPRIATE CONTROLS AND PROCEDURES TO MANAGE OUR GROWTH, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

        As we implement our business plan, we may experience a period of rapid growth in our employee roster and operations, which may place a significant strain on our management, administrative, operational and financial infrastructure.

        Our success will depend in part upon the ability of our senior management to manage this growth effectively. To do so, we must continue to hire, train and manage new employees as needed. If our new hires perform poorly, if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continually improve our operational, financial and management controls and our reporting systems and procedures. The additional headcount and capital investments we are adding will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by offsetting expense reductions in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

THE MARKET IN WHICH WE PARTICIPATE IS INTENSELY COMPETITIVE, AND IF WE DO NOT COMPETE EFFECTIVELY, OUR OPERATING RESULTS COULD BE HARMED.

        The market for telecommunications solutions, including local, long distance, data and Internet products and services, is intensely competitive and rapidly changing. Barriers to entry into this market have increased due to regulatory changes and increased costs of doing business with the Incumbent Local Exchange Carriers (ILECs), but these barriers have been offset by reductions in costs for bandwidth and the subsequent development of Voice over Internet Protocol (VoIP), which has allowed new competition to arise in the telephone services arena. Many of our competitors are larger and have more resources than we do. With the introduction of new technologies and market entrants, we expect competition to intensify in the future.

        Many of our current and potential competitors enjoy substantial competitive advantages, such as greater name recognition, longer operating histories, larger research, development and marketing budgets as well as substantially greater financial, technical and other resources. In addition, many of our current and potential competitors have access to larger customer bases and have more extensive marketing and distribution arrangements with resellers, distributors and OEMs than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. Furthermore, because of these advantages, even if we develop products that are more effective than the products that our competitors offer, potential customers might accept competitive products in lieu of purchasing our products or services.

        We face competition from businesses that develop their own VoIP and other Internet based telecommunications services, as well as from ILECs who have achieved regulatory relief from the Telecommunications Act of 1996, and have begun to charge more for wholesale prices and in some cases eliminated the wholesale opportunity based on the size of the market. Our current and potential principal competitors include:

   o Other Competitive Local Exchange (CLECs) provider who provide many of the same telecommunications products and services that we do. Some examples of CLECs are : XO Communications, Xspedius, Logix Communications and McLeod Telecom; ILECs such as SBC Communications,Verizon, Qwest and Bell South who are the largest provider of local, long distance and Internet services to businesses;
   o VoIP providers such as Vonage, Covad and mPower who can deliver local and long distance services over an Internet connection.

WE MAY BECOME INVOLVED IN LITIGATION, WHICH COULD BE COSTLY AND TIME CONSUMING TO DEFEND.

        We may become involved in litigation such as securities class actions, intellectual property, employment (unfair hiring or terminations) and/or issues pertaining to delivering E911 services, among others. For example, we may be subject to lawsuits by parties claiming that we did not offer E911 services that are required by law at increasingly higher standards. Parties trying to call 911 from locations that we service may not be able to complete the call based on the fact that a T1 is a digital service and that emergencies such as fires, power outages, or simple equipment failure could disable the ability of a person to dial out over our local lines. Any of these parties could potentially claim that we are interfering with the lawful conduct of their business. Although we believe we have properly informed our customers, given them information on backup E911 procedures, as well as paying for backup lines to be installed, risk of litigation cannot be entirely eliminated. Litigation involves costs in defending the action and the risk of an adverse judgment. Any resulting litigation, with or without merit, could result in substantial costs and divert management's attention and resources, which could seriously harm our business and operating results.

THE FAILURE OF OUR CUSTOMERS TO PAY THEIR BILLS ON A TIMELY BASIS COULD ADVERSELY AFFECT OUR CASH FLOW.

        Our target customers consist of residences and small businesses. We anticipate having to bill and collect numerous relatively small customer accounts. We may experience difficulty in collecting amounts due on a timely basis. Our failure to collect accounts receivable owed to us by our customers on a timely basis could have a material adverse effect on our business, financial condition, results of operations and cash flow.

ACQUISITIONS COULD DIVERT MANAGEMENT'S TIME AND ATTENTION, DILUTE THE VOTING POWER OF EXISTING SHAREHOLDERS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

        As part of our growth strategy, we may continue to acquire complementary businesses and assets. Acquisitions that we may make in the future could result in the diversion of time and personnel from our business. We also may issue shares of common stock or other securities in connection with acquisitions, which could result in the dilution of the voting power of existing shareholders and could dilute earnings per share. Any acquisitions would be accompanied by other risks commonly encountered in such transactions, including the following:

   o difficulties integrating the operations and personnel of acquired companies;
   o the additional financial resources required to fund the operations of acquired companies;
   o    the potential disruption of our business;
   o our ability to maximize our financial and strategic position by the incorporation of acquired technology or businesses with our product and service offerings;
   o the difficulty of maintaining uniform standards, controls, procedures and policies;
   o    the potential loss of key employees of acquired companies;
   o the impairment of employee and customer relationships as a result of changes in management; and
   o    significant expenditures to consummate acquisitions.

        As a part of our acquisition strategy, we may engage in discussions with various businesses respecting the potential acquisition. In connection with these discussions, we and each potential acquired business may exchange confidential operational and financial information, conduct due diligence inquiries, and consider the structure, terms and conditions of the potential acquisition. In certain cases, the prospective acquired business may agree not to discuss a potential acquisition with any other party for a specific period of time, may grant us certain rights in the event the acquisition is not completed, and may agree to take other actions designed to enhance the possibility of the acquisition. Potential acquisition discussions may take place over a long period of time, may involve difficult business integration and other issues, and may require solutions for numerous family relationship, management succession and related matters.

        As a result of these and other factors, potential acquisitions that from time to time appear likely to occur may not result in binding legal agreements and may not be consummated. Our acquisition agreements may contain purchase price adjustments, rights of set-off and other remedies in the event that certain unforeseen liabilities or issues arise in connection with an acquisition. These remedies, however, may not be sufficient to compensate us in the event that any unforeseen liabilities or other issues arise.

WE MAY BE UNABLE TO ADAPT TO RAPID TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS.

        The communications industry is subject to rapid and significant changes due to technology innovation, evolving industry standards, and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose us to risks of technical or product obsolescence. We will need to use technologies effectively, continue to develop our technical expertise and enhance our existing products and services in a timely manner to compete successfully in this industry. We may not be successful in using new technologies effectively, developing new products or enhancing existing products and services in a timely manner or that any new technologies or enhancements used by us or offered to our customers will achieve market acceptance.

THE TELECOMMUNICATIONS INDUSTRY IS HIGHLY REGULATED AND AMENDMENTS TO OR REPEALS OF EXISTING REGULATIONS OR THE ADOPTION OF NEW REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

        Federal, state and local regulation may affect our telecommunications business. Since regulation of the telecommunications industry in general, and the CLEC industry in particular, is frequently changing, we cannot predict whether, when and to what extent new regulations will affect us. The following factors, among others, may adversely affect our business, financial condition and results of operations:

   o    delays in obtaining required regulatory approvals;
   o    new court decisions;
   o    the enactment of new adverse regulations; and
   o    the establishment of strict regulatory requirements.

INDUSTRY CONSOLIDATION COULD MAKE IT MORE DIFFICULT TO COMPETE.

        Companies offering Internet, data and communications services are, in some circumstances, consolidating. We may not be able to compete successfully with businesses that have combined, or will combine, to produce companies with substantially greater financial, sales and marketing resources, larger client bases, extended networks and infra-structures and more established relationships with vendors, distributors and partners than we have. With these heightened competitive pressures, there is a risk that our financial performance could be adversely impacted and the value of our common stock could decline.

                           RISKS RELATED TO OUR STOCK

WE INTEND TO ATTEMPT TO RAISE ADDITIONAL FUNDS IN THE FUTURE, AND SUCH ADDITIONAL FUNDING MAY BE DILUTIVE TO STOCKHOLDERS OR IMPOSE OPERATIONAL RESTRICTIONS.

        We intend to attempt to raise additional capital in the future to help fund our operations through sales of shares of our capital stock or securities convertible into shares of our common stock, as well as issuances of debt. Such additional financing may be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants which may limit our operating flexibility. If additional capital is raised through the issuances of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of our stockholders will be reduced. These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.

WE HAVE NOT PAID DIVIDENDS TO OUR STOCKHOLDERS.

        We have never paid, nor do we anticipate paying, any cash dividends on our common stock. Future debt, equity instruments or securities may impose additional restrictions on our ability to pay cash dividends.

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS.

        The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

   o    announcements of new products or services by our competitors;
   o    fluctuations in revenue from our indirect sales channels.

        In addition, the market price of our common stock could be subject to wide fluctuations in response to:

   o    quarterly variations in our revenues and operating expenses;
   o announcements of technological innovations or new products or services by us; and
   o our technological capabilities to accommodate the future growth in our operations or those of our customers.

        In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market price of the stock of many Internet-related companies, and that often have been unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the market price of our common stock. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

IF WE EXPERIENCE SIGNIFICANT FLUCTUATIONS IN OUR OPERATING RESULTS OR FAIL TO MEET REVENUE AND EARNINGS EXPECTATIONS, OUR STOCK PRICE MAY FALL.

        Due to our limited operating history and the unpredictability of the telecommunications industry, we may not be able to accurately forecast our future operating results. In addition, our expenses are to a large extent fixed in the short term, and we expect that these expenses will increase in the future. We may not be able to adjust our spending quickly enough if our expenses exceed our expectations.

        Factors that could cause our quarterly financial results to fluctuate include:

   o the successful development of our products and implementation of our products by organizations;
   o the addition of added value products and services, and the effect those new products will have on our ability to retain existing customers and to acquire new customers;
   o the introduction of competitive services and the pricing of these services;
   o    reduced demand for our T1 based services;

   o significant increases in expenses to drive the growth of our business, which may not yield corresponding increases in revenue; and
   o    changes in customer demands and needs for T1 based services.

        As a result, we may not generate significantly increased revenues, and our earnings may be harmed. We believe that period-to-period comparisons of our historical operating results may not be meaningful, and you should not rely on them as an indication of future performance.

DISAPPOINTING QUARTERLY REVENUE OR OPERATING RESULTS COULD CAUSE THE PRICE OF OUR COMMON STOCK TO FALL.

        Our quarterly revenue and operating results are difficult to predict and may fluctuate significantly from quarter to quarter. If our quarterly revenue or operating results fall below the expectations of investors or security analysts, the price of our common stock could fall substantially. Our quarterly revenue and operating results may fluctuate as a result of a variety of factors, many of which are outside our control, including:

   o the amount and timing of expenditures relating to the rollout of our POTS and VoIP service offerings;
   o our ability to obtain, and the timing of, necessary regulatory approvals;
   o the rate at which we are able to attract customers within our target markets and our ability to retain these customers at sufficient aggregate revenue levels;
   o    our ability to deploy our network on a timely basis;
   o    the availability of financing to continue our expansion;
   o    technical difficulties or network downtime; and
   o the introduction of new services or technologies by our competitors and resulting pressures on the pricing of our service.

FUTURE SALES BY OUR STOCKHOLDERS MAY HAVE THE AFFECT OF LOWERING OUR STOCK
PRICE.

        Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

        The Selling Stockholders intend to sell in the public market the shares of common stock being registered in this offering. To the extent the Selling Stockholders acquired their shares or warrants at prices less than the current trading price of our common stock, they may have an incentive to immediately resell such shares in the market which may, in turn, cause the trading price of our common stock to decline. Significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties that would place further downward pressure on our stock price.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET MAY DEVELOP.

        Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Thinly traded common stock is typically significantly more volatile than common stock trading in an active public market.

INVESTORS IN OUR SECURITIES MAY SUFFER DILUTION.

        The issuance of shares of our common stock, or shares of our common stock underlying warrants, options or preferred stock will dilute the equity interest of existing stockholders who do not have anti-dilution rights and could have a significant adverse effect on the market price of our common stock. The sale of our common stock acquired at a discount could have a negative impact on the market price of our common stock and could increase the volatility in the market price of our common stock. In addition, we may seek additional financing which may result in the issuance of additional shares of our common stock and/or rights to acquire additional shares of our common stock. The issuance of our common stock in connection with such financing may result in substantial dilution to the existing holders of our common stock who do not have anti-dilution rights. Those additional issuances of our common stock would result in a reduction of an existing holder's percentage interest in our company.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

        Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

   o    With a price of less than $5.00 per share;
   o    That are not traded on a "recognized" national exchange;
   o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must have a price of not less than $5.00 per share); or
   o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

        Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH COULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR COMMON STOCK.

        Effective internal controls are necessary for us to provide reliable financial reports. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. In addition,
Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent auditors annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting We are preparing for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that these measures will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, as we rapidly grow our business, our internal controls will become more complex and will require significantly more resources to ensure our internal controls overall remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market's confidence in our financial statements and harm our stock price.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). To the extent that any statements made in this prospectus contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects", "plans", "will", "may", "anticipates", "believes", "should", "intends", "estimates", and other words of similar meaning. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and we cannot assure you that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the following:

        o the availability and adequacy of our cash flow to meet our requirements,
        o economic, competitive, demographic, business and other conditions in our markets,
        o       competition,
        o changes in our business and growth strategy (including our acquisition strategy) or development plans,
        o the availability of additional capital to support acquisitions and development, and
        o other factors discussed under the section entitled "Risk Factors" or elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified by these and other factors. Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

                                 USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any proceeds from the resale of shares by the selling stockholders covered by this prospectus. We will, however, receive proceeds from the exercise of warrants outstanding. In that case, we could receive a maximum of $3,080,234.00, which would be used for working capital and general corporate purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Since April 2004, our common stock has been quoted on the OTC Bulletin Board under the symbol "IELM.OB". Prior to that date, there was no active market for our common stock. We have a March 31 fiscal year.

The following table sets forth the high and low sales prices for the periods indicated as reported by the OTC Bulletin Board:

Fiscal Year 2005                                          High      Low

First Quarter(beginning April 14, 2004)                   $3.80    $3.30
Second Quarter                                             3.60     0.78
Third Quarter                                              1.01     0.40
Fourth Quarter                                             0.09     0.02

Fiscal Year 2006                                          High      Low

First Quarter                                             $0.09    $0.01
Second Quarter                                             0.07     0.03
Third Quarter                                              0.08     0.03
Fourth Quarter(through January 19, 2006)                   0.10     0.06

        The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

        The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, board market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

        As of January 30, 2006, there were 392 holders of record of our common stock and approximately 530 beneficial holders.

Dividend Policy

        We have never paid dividends on our common stock and do not expected to do so in the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        This "Plan of Operation" and other parts of this report contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this report are based on information available to us on the date hereof and, except as required by law we assume no obligation to update any such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the caption "Disclosure Regarding Forward-Looking Statements" and elsewhere in this report. The following should be read in conjunction with our unaudited financial statements and the related notes thereto contained elsewhere in this report.

        The statements contained herein that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Historical results should not be relied on as indicative of trends in operating results for any future period. The actual results of the future events described in such forward-looking statements in this report could differ materially from those stated in such forward-looking statements.

OUR PLAN OF OPERATION

        In January of 2005, the Company closed its merger agreement with IElement, Inc., a facilities-based nationwide telecommunications communications service provider to small and medium sized enterprises. IElement, Inc., seeks to provide broadband data, voice and wireless services using integrated T-1 lines with a Layer 2 Private Network/Wide Area Network (WAN) solution to provide dedicated Internet access services, customizable business solutions for voice, data and Internet, and secure communications channels between our customers' offices, partners, vendors, customers and employees without the use of a firewall or encryption devices.

        In the first quarter 2005 the Company was unable to continue funding the development of its messaging security solutions and the rights to development and commercialization of the messaging security solutions were transferred to Tehshi Inc., in return for 20% of the common stock (2,640,000 shares of common stock) of Tehshi, Inc., issued to the Company, and for the cancellation of $76,107 in total debt that the Company owed to the development team of the messaging security solutions, Charles Ashley and Isaac de la Pena, who hold a combined 80% of the common stock of Tehshi, Inc.

        In the first quarter 2005, the Company sold its insolvent British Virgin Islands subsidiary, MK Secure Solutions Limited, for $1 to a UK based accounting firm, SS Khehar & Company. SS Khehar & Company have agreed to deal with the winding up of the former subsidiary, for a fee of $1,800.

        On July 21, 2005 and August 1, 2005, the Company filed an Information Statement on Schedule 14C in preliminary form and in definitive form, respectively, disclosing that, among other items, it had obtained the requisite shareholder approval to change the Company's name to IElement Corporation. As of August 21, 2005, Mailkey Corporation formally changed its name to IElement Corporation ("IElement"). Subsequently, IElement has undertaken steps to inform present itself as IElement to its customer base and target market and will continue to take steps to notify, inform and/or promote the name of IElement. We now aim to grow the business of IElement and establish it as a leading regional added-value carrier.

        On November 10, 2005, the Company announced its intention to enter into the Voice Over Internet Protocol ("VOIP") market. The Company subsequently purchased the equipment necessary to begin providing VOIP services and identified a partner with VOIP expertise to assist in the planning and implementation.

        IElement's focus is to become the leading regional Communication Service Provider (CSP) from California to Florida. IElement's added value, managed service strategy includes the potential development of additional subscription model services such as Managed Microsoft Exchange(tm), prepaid and postpaid cellular services, email and network security, residential/ business based wireless, and Managed Blackberry(tm) services. The development of these services would allow IElement to offer Small and Medium-sized Enterprises ("SMEs") the access to large enterprise type applications with little or no software purchase, hardware investment, upgrade concerns, or full-time administration of these services. These sell-through services should increase the Average Revenue Per Customer ("ARPC"), as well as help improve customer retention.

The Company intends to:

        o Initially concentrate its resources on adding customers in the Dallas, Los Angeles and Chicago markets, while extending its sales reach into the next target markets.

        o Build out the necessary infrastructure to sell IElement broadband services (wireless or wireline), as well as reselling voice services over the same T1 or wireless equivalent.

        o Upsell added value managed services to our current and future customer base to raise our ARPC. We believe that existing infrastructure can serve multiple new markets as they are brought online in advance of the need for additional capital expenditures or additional software licenses.

        o Seek acquisitions of wireless ISPs (WISPs) and other suitable telephony and/or data carriers in secondary and tertiary markets that can be layered onto the Company's national backbone. We believe that such acquisitions would enable greater economies of scale and operating efficiencies.

        o Complete VOIP testing phase and begin aggressively marketing VOIP to the Company's current and potential customers.

        We anticipate that the number of people who we employ may increase substantially over the next 12 months as we continue to execute on our business plan.

        RESULTS OF OPERATIONS

        The revenue for the three months ended December 31, 2005 has decreased $295,376 from the same period ended December 31, 2004 for two reasons. First, the Company has cut back on its sales force in anticipation of redirecting it to another market which has allowed the customer base to decrease as customer contracts expire and are not renewed. Secondly, the prior year income statement had $128,334 and $358,001 of non-recurring consulting revenue for the three and nine month periods ended December 31, 2004, respectively. Comparable revenue for telecommunication services would be $1,119,972 and $1,286,814 for the three months ended December 31, 2005 and 2004 respectively and $3,487,000 and $4,066,344 for the nine months ended December 31, 2005 and 2004 respectively.

        The general and administrative expenses for the three months ended December 31, 2005 have increased $86,265 over the same period ended December 31, 2004. Most of the expenses have decreased with the exception of some one time consulting fees. The Company incurred $141,750 for consulting fees to be paid out in stock. When these one time consulting fees are excluded, the recurring general and administrative expenses decreased $55,485 for the three months ended December 31, 2005 when compared to the same period ended December 31, 2004.

        Selling expenses have decreased $28,841 for the three months ended December 31, 2005 due to a decrease in sales headcount, as described above, from the same period ended December 31, 2004.

        Interest expense for the three months ended December 31, 2005 has decreased $37,667 from the same period ended December 31, 2004 reflecting that notes payable have been renegotiated with zero percent interest.

        LIQUIDITY AND CAPITAL RESOURCES

        Since our inception, we have funded our operations primarily through private sales of equity securities and the utilization of short-term convertible debt. As of December 31, 2005 we had a cash balance of $1,205,129.

        In order to facilitate working cash flow, the Company factors approximately 99% of accounts receivables for its customer billing with an outside agency, thereby receiving 75% of the aggregate net face value of the assigned accounts at the time of placement with the factor. We do not otherwise maintain a line of credit or term loan with any commercial bank or other financial institution. To date, our capital needs have been principally met through the receipt of proceeds from factoring customer receivables and the sale of equity and debt securities.

        The Company recently closed a private placement offering for an aggregate sale price of $1,579,375, of which up to 10% is subject to deduction for fees in connection with the private placement, and warrants for the purchase of and aggregate total of 22,562,500 at a strike price of $.10 per share. Therefore, we believe that our current cash resources will be sufficient to sustain our current operations and we further expect to be able to fund the expansion of operations over the next twelve (12) months. In the event that the Company develops an opportunity to enter a significant business combination or other agreement with an entity deemed complementary to our business plan, then the Company may at such point need to seek additional funding. Additionally, in the event that the Company's plans change, that its assumptions prove to be inaccurate or its cash flow proves to be insufficient (due to unanticipated expenses, inadequate revenues, difficulties, problems or otherwise), the Company may be required to either seek further additional financing or curtail its activities.

        OFF-BALANCE SHEET ARRANGEMENTS

        As of December 31, 2005, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we were engaged in such relationships.

                                    BUSINESS

        We were established as a messaging security and management company. On March 25, 2004, pursuant to an Agreement and Plan of Merger, Global Diversified Acquisition Corp. ("GDAC"), acquired all of the outstanding capital stock of MK Secure Solutions Ltd ("MKSS"), a holding company incorporated on March 11, 2003, under the laws of the British Virgin Islands. The transaction was effected by the issuance of shares such that the former MKSS shareholders owned approximately 90% of the outstanding MailKey

Corporation stock after the transaction. GDAC then changed its name to MailKey Corporation ("MailKey").

        The Company's Chairman and Chief Executive Officer resigned in September 2004 and the Company's Chief Financial Officer and member of the Board resigned in November 2004. Both positions have been filled by the Company's founder and deputy chairman.

        In early 2005 the Company was unable to continue funding the development of its messaging security solutions, and the rights were transferred to the development team in return for the cancellation of most of the liabilities which the Company owed to them. The Company retains an interest of 20% in the messaging security solutions; however to date there has been no commercialization of the solutions. In the first quarter 2005 the Company sold its insolvent British Virgin Islands subsidiary, MK Secure Solutions Limited, for $1 to a UK based accounting firm, SS Khehar & Company. SS Khehar & Company has agreed to deal with the winding up of the former subsidiary, for a fee of $1,800.

        On November 9, 2004, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the MailKey Corporation, MailKey Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary ("Merger Sub"), Inc., a Nevada Corporation, I-Element, Inc. ("I-Element") and Ivan Zweig, pursuant to which the Company agreed to acquire all of the issued and outstanding shares of capital stock of I-Element. This transaction closed in January 2005. At the closing of the Merger, Merger Sub was merged into I-Element, at which time the separate corporate existence of Merger Sub ceased and I-Element now continues as the surviving company. The Share Exchange has been accounted for as a reverse merger under the purchase method of accounting. Accordingly, I-Element will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of I-Element.

        Under the terms of the Merger Agreement, MailKey issued its common stock, $.001 par value per share, in exchange for all of the issued and outstanding shares of capital stock of I-Element. The exchange ratio setting forth the number of shares of MailKey common stock issued for each issued and outstanding share of capital stock of I-Element was 3.52 shares of MailKey common stock for each issued and outstanding share of capital stock of I-Element. I-Element, incorporated in Nevada on December 30, 2002, is a facilities-based nationwide communications service provider that provides state-of-the-art telecommunications services to small and medium sized enterprises ("SMEs").

        I-Element provides broadband data, voice and wireless services by offering integrated T-1 lines as well as Layer 2 Private Network solutions that provide SMEs with dedicated Internet access services, customizable business solutions for voice, data, wireless and Internet, and secure communications channels between the SME offices, partners, vendors, customers and employees without the use of a firewall or encryption devices. I-Element has a network presence in 18 major markets in the United States, including facilities in Los Angeles, Dallas, and Chicago. The Company started business in 2003.

        In connection with the closing of the merger, MailKey entered into a letter of intent with Ivan Zweig and Kramerica Capital Corporation ("Kramerica"), a corporation wholly-owned by Mr. Zweig, which contemplates that MailKey and I-Element will enter into a four year employment agreement with Kramerica and Mr. Zweig pursuant to which Mr. Zweig will serve as the Chief Executive Officer of MailKey and I-Element. The letter of intent provides that Mr. Zweig will receive an annual base salary of $300,000. In addition to his base salary, Mr. Zweig will be entitled to annual performance bonuses with targets ranging from $1,000,000 to $3,000,000 during the second, third and fourth years provided I-Element achieves certain performance goals. If Mr. Zweig is terminated without cause, MailKey is obligated to pay the remaining salary owed to Mr. Zweig for the complete term of the employment agreement, to pay off all notes owed to Mr. Zweig or Kramerica, all outstanding options shall become fully vested, MailKey shall pay all earned performance bonuses and all accrued vacation. If Mr. Zweig is terminated for any reason other than cause, MailKey shall pay in full the Notes owed to either Mr. Zweig or Kramerica Capital Corporation and at least 75% of the earned bonus plan set forth by the directors.

        Effective January 24, 2005, Mr. Zweig was also appointed to the Board of Directors of MailKey. Ivan Zweig has served as the Chief Executive Officer of I-Element since March 2003. Mr. Zweig is also the Chief Executive Officer, director and sole shareholder of Kramerica, a personnel services corporation. Since December 1998, Mr. Zweig has served as the Chief Executive Officer and director of Integrated Communications Consultants Corp. ("ICCC"), a nationwide data carrier specializing in high speed Internet access and secure data transaction. ICCC provides I-Element with resold telecom services and I-Element pays ICCC approximately $100,000 on a monthly basis for such services. On

October 1, 2004, ICCC filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court, Northern District of Texas, Dallas Division.

        Upon the consummation of the acquisition, I-Element has issued outstanding promissory notes to, among others, Kramerica in the aggregate amount of $120,000 (the "Notes"). I-Element has also issued Notes in the aggregate amount to members of Mr. Zweig's immediate family. The Notes are payable in 36 monthly installments with the first payment commencing six months after the closing of the merger and will continue to be secured by substantially all of the assets of I-Element.

        The Company received consent to amend the Articles of Incorporation to increase the number of shares of common stock authorized to be issued from 100,000,000 shares to 2,000,000,000 shares, and consented to the authorization of 200,000,000 shares of Blank Check Preferred Stock. There are no current plans to designate any Blank Check Preferred Stock.

        On August 1, 2005, the Company filed an Information Statement in definitive form on schedule 14C with the SEC to change its name from MailKey Corporation to IElement Corporation. Concurrent with this name change, the Company received a new stock trading symbol (IELM.OB) on the NASD
Over-the-Counter Electronic Bulletin Board.

        On August 8, 2005 Tim Dean-Smith and Susan Walton resigned their positions on the Board of Directors (the "Board") of the Company. Tim Dean-Smith also resigned from his position as Chief Financial Officer of the Company. The resignations of Mr. Dean-Smith and Ms. Walton were consistent with the expectations of the parties pursuant to the consummation of the merger between I-Element, and the Company on January 19, 2005, and do not arise from any disagreement on any matter relating to the Company's operations, policies or practices, nor regarding the general direction of the Company. Neither Mr. Dean-Smith nor Ms. Walton served on any subcommittees of the Board. Ivan Zweig, the current Chairman of the Board and Chief Executive Officer was appointed as the Chief Financial Officer of the Company until a new Chief Financial Officer is found.

        We now aim to grow and establish us as a leading regional added-value carrier. We intend to:

        o Concentrate its resources on adding customers in the Dallas, Los Angeles and Chicago markets, while extending its sales reach into the next target markets.

        o Build out the necessary infrastructure to sell IElement broadband services (wireless or wireline), as well as reselling voice services over the same T1 or wireless equivalent.

        o Upsell added value managed services (Blackberry, secure email, VoIP, prepaid cellular, and storage) to our current and future customer base to raise our ARPC. Existing infrastructure can serve multiple new markets as they are brought online before we would need any capital expenditures or additional software licenses.

        o Look for acquisitions of wireless ISPs (WISPs), and other suitable telephony and/or data carriers, in secondary and tertiary markets which can be layered onto the Company's national backbone, which we expect will create economies of scale and operating efficiencies.

        o Complete VOIP testing phase and begin aggressively marketing VOIP to the Company's current and potential customers.

        Our focus is to become the leading regional Communication Service Provider (CSP) from California to Florida. Our added value, managed service strategy includes the potential development of additional subscription model services such as Managed Microsoft Exchange, prepaid and postpaid cellular services, email and network security, residential/ business based wireless, and Managed Blackberry(tm) services. The development of these services would allow us to offer SMEs access to Enterprise type applications with little or no software purchase, hardware investment, upgrade worries, or full-time administration of these services. These sell through services should increase the Average Revenue Per Customer, as well as help improve customer retention.

        We anticipate that the number of people who we employ may increase substantially over the next 12 months as we continue to execute on our business plan.

ENGAGE IN STRATEGIC ACQUISITIONS AND JOINT VENTURES

        We intend to acquire, where appropriate, additional telecommunication companies, companies with technologies that we believe are complimentary to our existing technologies, as well as to acquire wireless broadband Internet service providers with strategically located networks that will enable the expansion of our national coverage area. In addition, we intend to acquire companies, businesses and assets that we believe are complementary to our business. We may seek to form joint ventures and seek joint venture partners in order to reduce our investment in a particular project and to help promote the development and sale of our products.

PRINCIPAL EXECUTIVE OFFICES

        Our corporate headquarters and principal offices are located at 17194 Preston Road Suite 102, PMB 341, Dallas, TX 75248 where we lease this office space on a month-to-month basis. The monthly payment under the current lease is $3,284. The Company also leased additional office space in Texas and California. The Company ceased leasing this additional space during the year ended December 31, 2004. We believe that this office space is adequate to support our current operations.

THE OFFERING

        We are registering up to 112,700,329 shares of our common stock, of which 82,212,048 shares are currently outstanding and 30,488,281 shares are issuable upon the exercise of stock purchase warrants by certain selling shareholders identified in this prospectus (the "Warrants"). We will not receive any proceeds from this offering. We may receive proceeds from the exercise price of the Warrants if they are exercised by the selling security holders. We will bear all costs associated with this registration.

        The shares of common stock being offered in this prospectus may be sold at fixed prices, prevailing market prices determined at the time of sale, varying prices determined at the time of sale or at negotiated prices. The shares of our common stock covered by this prospectus may be issued from time to time pursuant to various agreements between the selling shareholders and us. We will receive proceeds upon the exercise of the Warrants, but we will not receive any of the proceeds from the resale of shares

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if they are exercised by the selling stockholders, which proceeds we intend to use for working capital and general corporate purposes.

EMPLOYEES

        As of January 27, 2006, we had 13 full-time and 3 part-time employees. We enjoy good employee relations. None of our employees are members of any labor union and we are not a party to any collective bargaining agreement.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth information as of January 27, 2005 regarding the members of our board of directors and our executive officers. All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Name           Age           Position                      Since
----           ---           --------                      -----
Ivan Zweig     33        CEO and Chairman               January 2005
                            Interim CFO                 August 2005

        Ivan Zweig. Mr. Zweig has been our Chairman and Chief Executive Officer since January 2005, and has been interim Chief Financial Officer since August 2005. Mr. Zweig is also the Chief Executive Officer, director and sole shareholder of Kramerica, a personnel services corporation. Since December 1998, Mr. Zweig has served as the Chief Executive Officer and director of Integrated Communications Consultants Corp. ("ICCC"), a nationwide data carrier specializing in high speed Internet access and secure data transaction. From February 1998 until March 1999 Mr. Zweig was the Western Region Dedicated Sales Manager of NET-tel Communications. He was responsible for Internet sales for 52 reps in the Western Region. Previously he employed by MidCom Communications, where he was a Sales Manager after being an Account Executive for a short time. MidCom was purchased by Winstar whereupon all of the management team migrated over to NET-tel. Before Midcom, Mr. Zweig helped form a joint venture of five individuals who invested over $500,000 to fund a health food and nutrition franchise called Smoothie King. He purchased the rights to build 18 stores in the San Francisco Bay Area and sold his interest after building the first two. Additionally, in

1995 he started a city magazine called Dallas/Ft.Worth Lifestyles. This was Mr. Zweig's first employment venture after college and a brief stint of playing professional baseball. He attended Tulane University and was a member of Team USA in 1991, which played in Cuba for the Pan American Games. He was also a two-time All-American pitcher while at Tulane. Mr. Zweig left Tulane before earning a degree.

        Resignations. On August 3, 2005 we accepted the resignations of Timothy Dean-Smith and Susan Walton from their positions on the Board of Directors. Mr. Dean-Smith also resigned from his position as Chief Financial Officer of the Company. The resignations of Mr. Dean-Smith and Ms. Walton are consistent with the expectations of the parties pursuant to the consummation of the merger between iElement, Inc. and Mailkey Corporation (the merged entity currently known as IElement Corporation) on January 19, 2005.

        We have begun searching for individuals to fill the vacant positions on the Board and who will serve until the next elections are held for these positions. Additionally, Ivan Zweig, our current Chairman of the Board and Chief Executive Officer of, has accepted our appointment as the Chief Financial Officer until such time as a new Chief Financial Officer is appointed.

BOARD OF DIRECTORS

        Our Board of Directors serves until the next annual meeting of shareholders or until their respective successor is duly elected and qualified. Directors are elected at the annual meeting of shareholders or by written consent of the shareholders, and each Director holds office until his successor is duly elected and qualified or he resigns, unless sooner removed. Officers are elected annually by our Board of Directors and serve at the discretion of the Board.

        During the fiscal year ended March 31, 2005, the Board of Directors held one meeting. One action of the Board of Directors was taken by written consent, which action approved the merger between Mailkey and IElement Corporation.

DIRECTOR COMPENSATION

        Currently, members of our board are not entitled to compensation for serving on the board but are entitled to be reimbursed for their reasonable costs and expenses incurred in attending board meetings. The Company intends to offer $40,000 per year as compensation for future board members. Moreover, our former Director Susan Walton received compensation of $30,000 during the fiscal year end March, 2005 and $20,000 during the fiscal year end March, 2006 for serving on the Board of Directors of the Company.

SHAREHOLDER COMMUNICATIONS

        In light of the limited operations we conduct and the limited number of record and beneficial shareholders that we have, we have not implemented any formal procedures for shareholder communication with our Board of Directors. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our corporate secretary at 17194 Preston Rd., Suite 102 PMB 341, Dallas, TX 75248. In general, all shareholder communication delivered to the corporate secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the shareholder's instructions. However, the corporate secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

        On July 21, 2005 and August 1, 2005, the Company filed an Information Statement on Schedule 14C in preliminary form and in definitive form, respectively, disclosing that, among other items, it had obtained the requisite shareholder approval to change the Company's name to IElement Corporation. As of August 21, 2005, Mailkey Corporation formally changed its name to IElement Corporation ("IElement"). Subsequently, IElement has undertaken steps to inform present itself as IElement to its customer base and target market and will continue to take steps to notify, inform and/or promote the name of IElement. We now aim to grow the business of IElement and establish it as a leading regional added-value carrier.

AUDIT COMMITTEE AND AUDIT COMMITTEE FINANCIAL EXPERT

        Our Board of Directors has not created a standing audit committee of the Board. Instead, our full Board of Directors acts as our audit committee.

        The Board of Directors determined that our internal controls are adequate to insure that financial information is recorded, processed, summarized and reported in a timely and accurate manner in accordance with applicable rules and regulations of the Securities and Exchange Commission. Accordingly, our Board of Directors concluded that the benefits of retaining an individual who qualifies as an "audit committee financial expert," as that term is defined in Item 401(e) of Regulation S-B promulgated under the Securities Act, would be outweighed by the costs of retaining such a person. As a result, no member of our Board of Directors is an "audit committee financial expert."

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us or written representations from such persons that no other reports were required for such persons, we believe that during the fiscal year ended March 31, 2005, the Section 16(a) filing requirements applicable to our officers, directors and ten percent (10%) stockholders were not satisfied in a timely fashion. In particular, Mr. Zweig did not timely meet the Section 16(a) filing requirements. However, as of the date of this registration statement, the filing requirements of Mr. Zweig have been satisfied. In addition, Mr. Barry Brault received 2,258,013 shares of common stock in the merger with IElement on January 19, 2005, and on the same date received 8,784,669 shares of common stock in exchange for debt for a total of 11,042,682 which at the time represented in excess of 10% of the outstanding common shares. Mr. Brault has not made any filings pursuant to Section 16(a). As of the date of this registration statement Mr. Brault owns less than 10% of the outstanding common shares.

CODE OF BUSINESS CONDUCT AND ETHICS

        We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is designed to deter wrongdoing and promote:
(i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (v) accountability for adherence to the Code of Ethics.

EXECUTIVE COMPENSATION

        (a)     Compensation.

        The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers with compensation in excess of $100,000 for the calendar years ended December 31, 2005, 2004 and 2003 (collectively, the "Named Executive Officers").

                                      SUMMARY COMPENSATION TABLE
                                      --------------------------

                                Annual Compensation                Long Term Compensation Awards
                                -------------------                -----------------------------
                                                                           Securities
                                                             Restricted    Underlying       All other
Name and Principal                   Salary       Bonus        Stock        Options/      compensation
    Position                Year       ($)         ($)        Award(s)      Warrants           ($)
------------------------------------------------------------------------------------------------------
Ivan Zweig, CEO             2005     300,000     0           0             0              0
                            2004     300,000     60,000      85,000        0              0
                            2003     180,000     0           0             0              0
Timothy Dean-Smith*         2005     47,000      0           0             0              0
                            2004     120,000     0           0             0              0
                            2003     80,000      0           0             0              0

* On August 8, 2005 Timothy Dean-Smith resigned as Chief Financial Officer.

                                           OPTION GRANTS DURING 2005
                                           -------------------------

                                               PERCENT OF
                              NUMBER OF        TOTAL OPTIONS
                              SECURITIES       GRANTED TO        EXERCISE
                              UNDERLYING       EMPLOYEES IN      PRICE PER      EXPIRATION
              NAME            OFFERING         2005              SHARE          DATE
              ----            --------         ----              -----          ----
        Debra Chase                 50,000            16.39%         $0.01        09/08/15
        Albert Marrero              50,000            16.39%         $0.01        09/08/15
        Brett Jensen                30,000             9.84%         $0.01        09/08/15
        Eric Mason                   5,000             1.64%         $0.01        09/08/15
        Mark Mooney                 20,000             6.56%         $0.01        09/08/15
        Alex Nelson                 40,000            13.11%         $0.01        09/08/15
        Heather Walther             40,000            13.11%         $0.01        09/08/15
        Peter Walther               50,000            16.39%         $0.01        09/08/15
        Jeff Wilson                 20,000             6.56%         $0.01        09/08/15
        TOTALS                     305,000           100.00%

EMPLOYMENT CONTRACTS

        On January 18, 2005 we entered into an Employment Agreement with Mr. Zweig in the form of a Binding Letter of Intent. Pursuant to the Agreement Mr. Zweig is the Chief Executive Officer of the Company. The terms of the agreement are as follows. Mr. Zweig's base salary in the amount of $25,000.00 per month is to be paid to Kramerica Capital Corporation, a company for which Mr. Zweig is the sole shareholder, officer and director. Mr. Zweig receives benefits offered to other employees of the Company and is to receive 4 weeks of vacation per year. Mr. Zweig's reasonable expenses are to be reimbursed. Upon termination without cause, all Notes due and owing to Mr. Zweig or his entities are to be paid in full, all outstanding options are to accelerate and fully vest and be paid in full, all earned performance bonuses must be paid in full, and all accrued vacation pay and other outstanding benefits are to be paid in full. If Mr. Zweig is terminated for cause, all Notes and other obligations are to be paid within 60 days. In addition, the Agreement provides for bonus payments following the end of the 12th month as follows: for months 13 through 24, a $1,000,000 bonus calculated on the closing average revenue number and EDITDA for months 22 through 24 which revenue number must be $1,250,000 ($15,000,000 annualized) per month and EBITDA of 15%; for months 25-36 a $2,000,000 bonus if actual revenue during months 25-36 reaches $22,500,000 and EBITDA of 18%; and for months 37-48 a $3,000,000 bonus if actual revenue during months 37-48 reaches $30,000,000 and EBITDA of 21%. Bonuses are payable in promissory notes. The term of the Agreement is 48 months, provided however, that the Agreement may be immediately terminated if the Notes due to Mr. Zweig are declared in default. Although the Notes are 6 months behind, Mr. Zweig has not declared a default or terminated the employment agreement.

We do not have an employment contract with any other executive officer. We may in the future create retirement, pension, profit sharing and medical reimbursement plans covering our Executive Officers and Directors.

Directors Compensation

        Our former Director Susan Walton received compensation of $30,000 during the fiscal year end March, 2005 and $20,000 during the fiscal year end March, 2006 for serving on the Board of Directors of the Company. No other director received compensation for serving on the Board of Directors during year end March, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 27, 2005, the number of outstanding common shares of the Company beneficially owned by (i) each person known to us to beneficially own more than 5% of its outstanding common shares, (ii) each director, (iii) each nominee for director, (iv) each executive officer listed in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

--------------------------------- ------------------------- --------------------
Owner                              Common Shares(2)          Percentage
--------------------------------- ------------------------- --------------------
Ivan Zweig(1)                      18,967,576(1)             11.95%
--------------------------------- ------------------------- --------------------
Barry Brault(3)                    11,042,682                6.96%
--------------------------------- ------------------------- --------------------
Gerd Weger(4)                      10,000,000                6.30%
--------------------------------- ------------------------- --------------------

Officers and directors as a
group (1 persons)                  18,967,576                11.95%
--------------------------------- ------------------------- --------------------

(1) An officer and director. Comprised of 85,000 shares of common stock owned by Mr. Zweig individually; 18,685,966 shares of common stock owned by Kramerica Corporation, an entity in which Mr. Zweig is the sole shareholder, officer and director; and 196,610 shares of common stock owned by Mr. Zweig's spouse.
(2)     Does not include common shares underlying options and warrants
(3)     A beneficial owner of more than 5% of outstanding common shares
(4)     A beneficial owner of more than 5% of outstanding common shares

There are no family relationships among our directors and executive officers. Except as set forth below, no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

None of our directors or executive officers or their respective immediate family members or affiliates is indebted to us. As of the date of this prospectus, there is no material proceeding to which any of our directors, executive officers or affiliates is a party or has a material interest adverse to us.

Mr. Zweig is also the Chief Executive Officer, director and sole shareholder of Kramerica, a personnel services corporation. Since December 1998, Mr. Zweig has served as the Chief Executive Officer and director of Integrated Communications Consultants Corp. ("ICCC"), a nationwide data carrier specializing in high speed Internet access and secure data transaction. ICCC provides I-Element with resold telecom services and I-Element pays ICCC approximately $100,000 on a monthly basis for such services. On October 1, 2004, ICCC filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court, Northern District of Texas, Dallas Division.

I-Element has issued outstanding promissory notes to, among others, Kramerica in the aggregate amount of $120,000 (the "Notes"). I-Element has also issued Notes in the aggregate amount to members of Mr. Zweig's immediate family. The Notes are payable in 36 monthly installments with the first payment commencing six months after the closing of the merger and will continue to be secured by substantially all of the assets of I-Element. I-Element is currently six months behind on payments due on these Notes.

                      DESCRIPTION OF THE PRIVATE PLACEMENT

        In August 2005, the Company has entered into an agreement with Vista Capital, S.A. ("Vista") whereby Vista assisted in raising capital through the sale of units of Company stock and warrants. Each unit contains 500,000 shares of common stock at $0.035 and warrants to purchase an additional 250,000 shares of common stock at $0.10. The warrants can be called by the Company after the Company's closing share price is equal to or exceeds $0.12 for ten consecutive trading days and only if the underlying shares are registered. Each unit was sold for $17,500. As of December 31, 2005, the Company had sold 87.75 units for cash totaling $1,535,625 plus accepted the services for 0.50 units totaling $8,750 and had 2 units outstanding on stock subscriptions receivable totaling $35,000. The Company closed the private placement offering on December 30, 2005 raising $1,579,375. As part of the offering, the company paid 10% of the funds raised to Vista for fund raising fees. As part of its compensation Vista Capital received or will receive 1,000,000 shares of common stock, warrants for 1,046,874 shares of common stock at an exercise price of $0.13 per share and warrants for 2,878,907 shares of common stock at an exercise price of $0.10. The Company is currently working to register and issue all 45,125,000 of the shares of common stock.

        The Securities were not registered under applicable securities laws and were sold in reliance on an exemption from such registration. Each of the investors is an "accredited investor" and the Company believes that the issuance and sale of the Convertible Notes qualified for an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

                              SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer

Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

                                                         SELLING STOCKHOLDERS

                                                                                          SHARES OF
                                                  SHARES OF COMMON                        COMMON STOCK     PERCENTAGE OF COMMON
                                                  STOCK OWNED PRIOR     SHARES TO BE      OWNED AFTER      STOCK OWNED AFTER THE
INVESTOR                                          TO THE OFFERING       SOLD              THE OFFERING     OFFERING;
--------                                          ---------------       ----              ------------     ---------
AK Asset Management                                       1,000,000        1,000,000                0                         0
Amaltea SA                                                  500,000          500,000                0                         0
Annette Bohmer                                              500,000          500,000                0                         0
Barry Brault                                              8,784,669        8,784,669                0                         0
BDM Holdings, LLC. c/o Palladian Advisors                 1,500,000        1,500,000                0                         0
Bellano Family Trust                                        300,000          300,000                0                         0
Benjamin S. Eichholz                                      3,050,000        1,500,000        1,550,000                      0.97%
Brett Jensen                                                200,000          200,000                0                         0
Calder Capital Inc.                                         500,000          500,000                0                         0
Chet Zalesky                                              1,601,930        1,601,930                0                         0
Christiane Loeberbauer                                      250,000          250,000                0                         0
Clarence V. Keck Jr                                         150,000          150,000                0                         0

Derrick Stilwell                                            500,000          500,000                0                         0
Dolphin Capital                                           2,900,000        2,900,000                0                         0
Donald Kennedy                                               20,000           20,000                0                         0
Duane Morris, LLP                                           880,000          880,000                0                         0
Film and Music Entertainment, Inc.                        1,000,000        1,000,000                0                         0
Frank A. Davis                                              200,000          200,000                0                         0
Fred J. Matulka                                             500,000          500,000                0                         0
Fred Schmitz                                              5,000,000        5,000,000                0                         0
General Research GMBH                                       500,000          500,000                0                         0
Gerd Weger                                               10,000,000       10,000,000                0                         0
Glenn L. Jensen                                           3,000,000        3,000,000                0                         0
Global Equity Trading & Finance LTD.                      2,750,000        2,750,000                0                         0
Hendrik Paulus                                              500,000          500,000                0                         0
Holger Pfeiffer                                             250,000          250,000                0                         0
Isaac de la Pena                                            150,000          150,000                0                         0
Jeff Wilson                                                 714,286          714,286                0                         0
Jeffery Brault                                            1,050,000        1,050,000                0                         0
Jeremy Dean-Smith                                         1,800,000        1,800,000                0                         0
Jerome Niedfelt                                             300,000          300,000                0                         0
John Fox                                                    100,000          100,000                0                         0
John Niedfelt                                               200,000          200,000                0                         0
Jonathan Lowenthal                                          500,000          500,000                0                         0
Jorn Follmer                                                500,000          500,000                0                         0
Jurgen Popp                                               2,500,000        2,500,000                0                         0
Kenneth J. Meyer                                          1,000,000        1,000,000                0                         0
Laurence B. Straus                                          300,000          300,000                0                         0
March Enterprises Defined Benefit Plan                    1,601,930        1,601,930                0                         0
Marianne Issels                                             250,000          250,000                0                         0
Matthias Graeve                                             250,000          250,000                0                         0
Michael Bloch                                             4,034,200        2,000,000        2,034,200                      1.27%
Michael D. Melson                                           500,000          500,000                0                         0
Misty Starke                                                500,000          500,000                0                         0
Oscar Greene Jr.                                            500,000          500,000                0                         0
Palladian Capital Advisors                                2,500,000        2,500,000                0                         0
Quality Sound Communications dba Telcombrokers            1,626,530        1,626,530                0                         0
Raymond R. Dunwoodie                                        500,000          500,000                0                         0
Red Giant Productions, Inc.                                 500,000          500,000                0                         0
Richard R. Crose                                            500,000          500,000                0                         0
Robert A. Flaster                                           200,000          200,000                0                         0
Robert A. Smith                                             300,000          300,000                0                         0
Robert H. Gillman                                           500,000          500,000                0                         0
Robert R. Rowley                                            500,000          500,000                0                         0
Robert Zweig                                                275,000          275,000                0                         0
Ryan Cornelius                                            1,500,000        1,500,000                0                         0
Sat Paul Dewan                                              300,000          300,000                0                         0
Stefan Muller                                             1,500,000        1,500,000                0                         0
Stonegate Ventures                                        1,000,000        1,000,000                0                         0
Susan Walton                                                400,000          400,000                0                         0
Terrence Byrne                                            2,712,703        2,712,703                0                         0
Thomas Allen Piscula                                        500,000          500,000                0                         0

Thomas W. Barrett                                           200,000          200,000                0                         0
Thomas Weiss Dr.                                            250,000          250,000                0                         0
Tim Dean-Smith                                            1,680,000        1,680,000                0                         0
Timothy M. Broder                                           500,000          500,000                0                         0
Trad Solutions                                              340,000          340,000                0                         0
Trey Investments, LLP                                       150,000          150,000                0                         0
Ulrich Nusser                                               250,000          250,000                0                         0
Veronica Kristi Prenn                                     3,886,000        1,500,000        2,386,000                      1.50%
Vista Capital                                             1,000,000        1,000,000                0                         0
Wayne P. Schoenmakers                                       100,000          100,000                0                         0
William G. Cail                                              25,000           25,000                0                         0
William Harner                                              150,000          150,000                0                         0
William M. Goatley Revocable Trust FBO William
M Goatley DTD 5/9/89                                        250,000          250,000                0                         0
Yock Investments                                          1,000,000        1,000,000                0                         0
TOTALS                                                   82,212,048       82,212,048                0                         0

                            DESCRIPTION OF SECURITIES

        We are authorized to issue 2,000,000,000 shares of common stock, par value $0.001 per share, and 200,000,000 shares of blank check preferred stock. As of January 17, 2006, there were 96,477,065 shares of common stock and -0-shares of preferred stock issued and outstanding. There are no current plans to designate any Blank Check Preferred Stock.

COMMON STOCK

        Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock shall be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends.

        In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after there shall have been paid to the holders of shares of preferred stock the full amounts to which they shall be entitled, the holders of the then outstanding shares of common stock shall be entitled to receive, pro rata, any remaining assets of the Company available for distribution to our shareholders. The board of directors may distribute in kind to the holders of the shares of common stock such remaining assets of the Company or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation trust or entity and receive payment in cash, stock or obligations of such other corporation, trust or entity or any combination of such cash, stock, or obligations, and may sell all or any part of the consideration so received, and may distribute the consideration so received or any balance or proceeds of it to holders of the shares of common stock. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Company (unless in connection with that event the dissolution, liquidation or winding up of the Company is specifically approved), or the merger or consolidation of the Company into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Company of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Company.

        Except as provided by law or this certificate of incorporation with respect to voting by class or series, each outstanding share of common stock shall entitle the holder of that share to one vote on each matter submitted to a vote at a meeting of shareholders.

        Such numbers of shares of common stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of preferred stock or any obligation of the Company convertible into shares of common stock and (ii) upon exercise of any options or warrants to purchase shares of common stock.

PREFERRED STOCK

        The board of directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such shares, of each such series. The authority of the board of directors with respect to each such series shall include a determination of the following, which may vary as between the different series of preferred stock:

        (a) The number of shares constituting the series and the distinctive designation of the series;

        (b) The dividend rate on the shares of the series, the conditions and dates upon which dividends on such shares shall be payable the extent, if any, to which dividends on such shares shall be cumulative, and the relative rights of preference, if any, of payment of dividends on such shares;

        (c) Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption of such shares, which amount may, but need not, vary according to the time and circumstances of such redemption;

        (d) The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of this corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

        (e) Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by the Company of the shares of the series;

        (f) The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

        (g) The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting tights provided by law, and

        (h) Any other terms, conditions or provisions with respect to the series not inconsistent with the provisions of the articles of incorporation or any resolution adopted by the board of directors pursuant thereto.

        The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote at a meeting of shareholders. No holder of shares of preferred stock of the Company shall, by reason of such holding have any preemptive right to subscribe to any additional issue of any stock of any class or series nor to any security convertible into such stock.

TRADING INFORMATION

        Our common stock is currently quoted on the OTC Bulletin Board under the trading symbol IELM.OB.

The transfer agent for our common stock is Madison Stock Transfer, P.O. Box 145, Brooklyn, NY 11229; (718) 627-4453.

                              PLAN OF DISTRIBUTION

We are registering an aggregate of 112,700,329 shares of our common stock covered by this prospectus on behalf of the selling stockholders. The selling stockholders and any of their donees, pledgees, assignees and successors-in-interest may, from time to time, offer and sell any and all of their shares of common stock on any stock exchange, market, or trading facility on which such shares are traded. The selling stockholders will act independently of us and each other in making decisions with respect to the timing, manner and size of each such sale. Sales may be made at fixed or negotiated or market prices. The shares may be sold by way of any legally available means, including in one or more of the following transactions:

   o a block trade in which a broker-dealer engaged by a selling stockholder attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
   o purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
   o ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; and
   o    privately negotiated transactions.

        Transactions under this prospectus may or may not involve brokers or dealers. The selling stockholders may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale. Broker-dealers or agents also may receive compensation in the form of discounts, concessions, or commissions from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Selling stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholders are deemed to be underwriters, they may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        To the extent required, the number of shares to be sold, the name of the selling stockholder, the purchase price, the name of any agent or broker and any applicable commissions, discounts or other compensation to such agents or brokers and other material facts with respect to a particular offering will be set forth in a prospectus supplement as required by the Rules and Regulations under the Securities Act.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act if available, rather than pursuant to this prospectus.

        In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with. The anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to sales of the shares offered by the selling stockholders.

        We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the selling stockholders.

                         SHARES ELIGIBLE FOR FUTURE SALE

        As of January 17, 2006, we had outstanding an aggregate of 96,477,065 shares of our common stock, assuming no exercises of our outstanding Stock Purchase Warrants. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.

PUBLIC FLOAT

        As of January 27, 2006, the public float for our common stock consisted of 24,071,140 shares. These shares are freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.

RULE 144

        In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

   o    1% of the number of shares of our common stock then outstanding or
   o the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

        Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

RULE 144(K)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions. No shares of our common stock currently outstanding will be eligible for sale pursuant to Rule 144(k) until June 24, 2007.

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, and other information with the SEC. Our filings are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

        We have filed a registration statement on Form SB-2 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

                                  LEGAL MATTERS

        The validity of the securities being offered by this prospectus have been passed upon for us by Laura Anthony, Esq., Legal & Compliance, LLC, 330 Clematis Street, West Palm Beach, Florida 33401. Telephone (561) 514-0936

        On April 19, 2005 KK Solutions, Inc., a California corporation d/b/a/ Three 18, Inc. ("KK"), filed a complaint against the Company and its CEO, Ivan Zweig, individually, in the Superior Court of the State of California, County of Los Angeles, alleging breach of contract pursuant to a dispute regarding sales commissions due to KK. KK seeks damages in the amount of $78,000, plus interest. The Company is vigorously defending against this action, which is currently in the discovery phase of the proceeding.

        On April 26, 2005 Communications Plus, Inc., a California company d/b/a Global Communications, ("Global"), filed a complaint against the Company and its CEO, Ivan Zweig, individually, in the Superior Court of the State of California, County of Los Angeles, alleging breach of contract pursuant to a dispute regarding sales commissions due to Global. Global seeks damages in the amount of $50,000, plus interest. The Company is vigorously defending against this action, which is currently in the discovery phase of the proceeding.

                                     EXPERTS

The financial statements of the Company as of December 31, 2005 appearing in this prospectus have been so included in reliance on the report of Bagell, Josephs & Levine, CPA's, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The financial statements as of March 30, 2005 and 2004 included in this prospectus have been so included in reliance on the report of Bagell, Josephs & Levine, CPA's, an independent certified public accounting firm, given on the authority of said firm as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              I-ELEMENT CORPORATION

                              FINANCIAL STATEMENTS

                          Index to Financial Statements


                           FISCAL YEAR END 2004, 2005
                     AND NINE MONTHS ENDED DECEMBER 31, 2005

                       MAILKEY CORPORATION AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                 AND THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                       MAILKEY CORPORATION AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                 AND THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                TABLE OF CONTENTS


Consolidated Audited Financial Statements:..
                                                                    PAGE(S)
                                                                    -------

Report of Independent Registered Public Accounting Firm             F-1

Consolidated Balance Sheet as of March 31, 2005                     F-2

Consolidated Statements of Operations for the Three
   Months Ended March 31, 2005 and 2004 and the Years
   Ended December 31, 2004 and 2003                                 F-3

Consolidated Statement of Changes in Stockholders'
   (Deficit) for the Period March 11, 2003 (Inception)
   to March 31, 2005                                                F-4 - F-7

Consolidated Statements of Cash Flow for the Three
   Months Ended March 31, 2005 and 2004 and the Years
   Ended December 31, 2004 and 2003                                 F-8 - F-9

Notes to Consolidated Financial Statements.                         F-10 - F-27

                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants
                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MailKey Corporation and Subsidiary
Dallas, Texas

We have audited the accompanying consolidated balance sheet of MailKey Corporation and Subsidiary (the "Company") as of March 31, 2005 and the related statements of operations and cash flow for the three months ended March 31, 2005 and 2004, the years ended December 31, 2004 and 2003 and the related statement of stockholders' equity (deficit) from March 11, 2003 (inception) to March 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements for the three months ended March 31, 2005 and 2004 and for the years ended December 31, 2004 and 2003 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MailKey Corporation and Subsidiary as of March 31, 2005 and the results of its operations and cash flow for the three months ended March 31, 2005 and 2004 and the years ended December 31, 2004 and 2003 and changes in stockholders' equity (deficit) from March 11, 2003 (inception) to March 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

                                         MEMBER OF:
BAGELL, JOSEPHS & COMPANY, L.L.C.        AMERICAN INSTITUTE OF CERTIFIED PUBLIC
                                         ACCOUNTANTS  NEW JERSEY SOCIETY OF
                                            CERTIFIED PUBLIC
                                         ACCOUNTANTS PENNSYLVANIA INSTITUTE OF
                                            CERTIFIED PUBLIC ACCOUNTANTS

/s/ BAGELL, JOSEPHS & COMPANY, L.L.C.
-------------------------------------
Certified Public Accountants
Gibbsboro, New Jersey
 June 28, 2005

                            MAILKEY CORPORATION AND SUBSIDIARY
                                CONSOLIDATED BALANCE SHEET
                                      MARCH 31, 2005
                                         AUDITED


                              ASSETS

                                                                            March 31,
                                                                              2005
                                                                        ----------------
CURRENT ASSETS:
  Cash and cash equivalents                                               $   340,321
  Accounts receivable, net                                                    520,644
  Other current assets                                                          1,780
                                                                        ----------------

          TOTAL CURRENT ASSETS                                                862,745
                                                                        ----------------

  Fixed assets, net of depreciation                                           889,051
                                                                        ----------------
OTHER ASSETS:
  Goodwill                                                                  2,079,665
  Deposits                                                                     58,993
                                                                        ----------------

          TOTAL OTHER ASSETS                                                2,138,658
                                                                        ----------------

TOTAL ASSETS                                                              $ 3,890,454
                                                                        ================

              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                   $ 1,400,992
  Customer deposits                                                           164,112
  Receivable financing payable                                                483,114
  Commissions payable                                                         176,136
  Liability for stock to be issued                                             75,000
  Deferred revenue                                                            815,036
  Current portion - notes payable                                             461,590
                                                                        ----------------

          TOTAL CURRENT LIABILITIES                                         3,575,980
                                                                        ----------------
LONG-TERM LIABILITIES:
  Notes payable, net of current portion                                       293,188
                                                                        ----------------

          TOTAL LONG-TERM LIABILITIES                                         293,188
                                                                        ----------------

      TOTAL LIABILITIES                                                     3,869,168
                                                                        ----------------
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $.001 Par Value, 100,000,000 shares
    authorized; 91,783,730 shares issued and outstanding
    at March 31, 2005                                                          91,783
  Additional paid-in capital                                                  910,808
  Accumulated deficit                                                        (981,305)
                                                                        ----------------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                     21,286
                                                                        ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                      $ 3,890,454
                                                                        ================


 The accompanying notes are an integral part of these consolidated financial statements.

                                           F-2

                                              MAILKEY CORPORATION AND SUBSIDIARY
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                                          THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                 THREE MONTHS ENDED                    YEARS ENDED
                                                                 ------------------                    -----------
                                                               MARCH 31,      MARCH 31,       DECEMBER 31,     DECEMBER 31,
                                                                 2005           2004              2004            2003
                                                              (AUDITED)      (UNAUDITED)        (AUDITED)       (AUDITED)
                                                             -------------  -------------     -------------    -------------
OPERATING REVENUE:
   Service income                                             $ 1,228,411    $ 1,530,427       $ 5,954,772      $ 4,552,436

COST OF SALES                                                     736,275        819,756         3,042,978        2,716,680
                                                             -------------  -------------     -------------    -------------

GROSS PROFIT                                                      492,136        710,671         2,911,794        1,835,756
                                                             -------------  -------------     -------------    -------------
OPERATING EXPENSES
   General and administrative                                     687,928        458,311         2,033,764        1,116,810
   Selling expenses                                               116,263        109,240           519,600          518,425
   Depreciation & amortization                                     68,164         60,403           260,806          159,070
   Interest expense                                                 6,992         31,354           138,576          122,100
   Receivable factoring fees                                       29,874         33,085           129,021          118,504
                                                             -------------  -------------     -------------    -------------

       TOTAL OPERATING EXPENSES                                   909,221        692,393         3,081,767        2,034,909
                                                             -------------  -------------     -------------    -------------

INCOME (LOSS) BEFORE OTHER (EXPENSE)                             (417,085)        18,278          (169,973)        (199,153)
                                                             -------------  -------------     -------------    -------------
OTHER (EXPENSE)
   Loss on sale of investments                                          -        (86,558)         (125,068)         (65,903)
                                                             -------------  -------------     -------------    -------------

       TOTAL OTHER EXPENSES                                             -        (86,558)         (125,068)         (65,903)
                                                             -------------  -------------     -------------    -------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES                       (417,085)       (68,280)         (295,041)        (265,056)

PROVISION FOR INCOME TAXES                                              -              -                 -                -
                                                             -------------  -------------     -------------    -------------

NET LOSS APPLICABLE TO COMMON SHARES                          $  (417,085)   $   (68,280)      $  (295,041)     $  (265,056)
                                                             =============  =============     =============    =============

NET LOSS PER BASIC AND DILUTED SHARES                         $     (0.01)   $     (1.40)      $     (0.09)     $         -
                                                             =============  =============     =============    =============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                         38,143,835         48,825         3,222,743                1
                                                             =============  =============     =============    =============


                   The accompanying notes are an integral part of these consolidated financial statements.

                                                             F-3


                                                 MAILKEY CORPORATION AND SUBSIDIARY
                            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) - AUDITED
                                     FOR THE PERIOD MARCH 11, 2003 (INCEPTION) TO MARCH 31, 2005


                                                                                 ADDITIONAL
                                             MINORITY       COMMON STOCK         PAID - IN   SUBSCRIPTION     DEFERRED
                                             INTEREST     SHARES      AMOUNT      CAPITAL     RECEIVABLE    COMPENSATION
                                             --------     ------      ------      -------     ----------    ------------
Balance at March 11, 2003 (Inception)
Old Company (MailKey Corporation)            $      -             -   $     -    $       -    $      -       $       -

Issuance of "founders" shares
  at $0.001 per share - March                       -     8,692,900     8,693       (7,824)          -               -

Issuance of shares at $0.05 per share
  for $0.001 cash and $0.0499
  services - October                                -     5,110,397     5,110      250,921           -               -

Issuance of shares at $0.05 per share
  for cash - October                                -     1,976,318     1,976       96,845           -               -

Issuance of shares at $0.05 per share
  for services - October                            -       483,800       484       23,703           -               -

Issuance of shares and warrants at
  $0.25 per share plus 1/2 of a
  warrant - June - Aug.                             -     3,306,000     3,306      823,194           -               -

Issuance of shares valued at $0.1919
  per share for services - June - Aug.              -     1,230,585     1,231      235,041           -               -

Issuance of shares and warrants at
  $0.50 per share plus 1/2 of a
  warrant - Aug. - Nov.                             -       490,000       490      244,510           -               -

Issuance of shares valued at $0.3878
  per share for services - Aug. - Nov.              -       230,000       230       88,986           -               -

Issuance of shares and warrants at
  $0.85 for one share plus 1/2 of a
  warrant - Nov. - Dec.                             -       375,000       375      318,375           -               -

Consulting fees paid in conjunction
  with 2003 share issuances                         -             -         -     (149,790)          -               -

Options issued for services                         -             -         -       53,520           -               -

Issuance of minority interest in
  subsidiary                                      411             -         -            -           -               -

Foreign currency translation
  adjustments                                       -             -         -            -           -               -

Minority interest in loss                        (411)            -         -            -           -               -


(continued)

                                         ACCUMULATED
                                          FOREIGN
                                          EXCHANGE
                                         TRANSLATION     ACCUMULATED
                                         ADJUSTMENT        DEFICIT          TOTAL
                                         ----------        -------          -----

Balance at March 11, 2003 (Inception)
Old Company (MailKey Corporation)          $      -       $       -      $       -

Issuance of "founders" shares
  at $0.001 per share - March                     -               -            869

Issuance of shares at $0.05 per share
  for $0.001 cash and $0.0499
  services - October                              -               -        256,031

Issuance of shares at $0.05 per share
  for cash - October                              -               -         98,821

Issuance of shares at $0.05 per share
  for services - October                          -               -         24,187

Issuance of shares and warrants at
  $0.25 per share plus 1/2 of a
  warrant - June - Aug.                           -               -        826,500

Issuance of shares valued at $0.1919
  per share for services - June - Aug.            -               -        236,272

Issuance of shares and warrants at
  $0.50 per share plus 1/2 of a
  warrant - Aug. - Nov.                           -               -        245,000

Issuance of shares valued at $0.3878
  per share for services - Aug. - Nov.            -               -         89,216

Issuance of shares and warrants at
  $0.85 for one share plus 1/2 of a
  warrant - Nov. - Dec.                           -               -        318,750

Consulting fees paid in conjunction
  with 2003 share issuances                       -               -       (149,790)

Options issued for services                       -               -         53,520

Issuance of minority interest in
  subsidiary                                      -               -            411

Foreign currency translation
  adjustments                                 9,251               -          9,251

Minority interest in loss                         -               -           (411)



                        The accompanying notes are an integral part of the consolidated financial statements.

                                                                 F-4


                                                 MAILKEY CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) - AUDITED - (CONTINUED)
                                     FOR THE PERIOD MARCH 11, 2003 (INCEPTION) TO MARCH 31, 2005


                                                                               ADDITIONAL
                                            MINORITY       COMMON STOCK        PAID - IN     SUBSCRIPTION    DEFERRED
                                            INTEREST     SHARES      AMOUNT     CAPITAL      RECEIVABLE     COMPENSATION
                                            --------     ------      ------     -------      ----------     ------------
Transfer of shares $0.6468 per share
  for employee benefit trust                 $     -     1,500,000   $ 1,500    $ 968,700    $        -     $          -

650,000 warrants issued in conjunction
  with notes payable of $650,000
  beneficial conversion feature on
  notes payable - January 23 to
  February 23, 2004                                -             -         -      246,727             -                -

Issuance of shares at $0.85 per share
  for cash - March 24                              -       950,000       950      806,550      (212,500)               -

Issuance of shares on exercise of
  warrants at $0.50 - March 24                     -     1,001,000     1,001      499,499             -                -

Issuance of shares on exercise of
  warrants at $1 - March 24                        -       100,000       100       99,900       (50,000)               -

Issuance of shares on exercise of
  options at $0.125 - March 24                     -       800,000       800       99,200             -                -

Consulting fees incurred in
  conjunction with 2004 share
  issuances                                        -             -         -      (93,756)            -                -

Options issued to consultants in
  connection with services in
  January 2004                                     -             -         -    2,086,523             -       (2,086,523)

Amortization of options issued to
  consultants  -                                   -         -            -           -        163,888                 -

Shares deemed issued in
  recapitalization transaction -
  March 25, 2004                                   -     2,619,238     2,619       (2,619)            -                -

Foreign currency translation                       -             -         -            -             -                -

Net loss                                           -             -         -            -             -                -
                                            ---------  -----------  --------  ------------  -------------  ---------------

Balance March 31, 2004                       $     -    28,865,238  $ 28,865   $ 6,688,205   $ (262,500)    $ (1,922,635)
                                            =========  ===========  ========  ============  =============  ===============

(continued)

                                             ACCUMULATED
                                               FOREIGN
                                               EXCHANGE
                                              TRANSLATION     ACCUMULATED
                                              ADJUSTMENT        DEFICIT            TOTAL
                                              ----------        -------            -----
Transfer of shares $0.6468 per share
  for employee benefit trust                  $       -      $          -      $   970,200

650,000 warrants issued in conjunction
  with notes payable of $650,000
  beneficial conversion feature on
  notes payable - January 23 to
  February 23, 2004                                   -                 -          246,727

Issuance of shares at $0.85 per share
  for cash - March 24                                 -                 -          595,000

Issuance of shares on exercise of
  warrants at $0.50 - March 24                        -                 -          500,500

Issuance of shares on exercise of
  warrants at $1 - March 24                           -                 -           50,000

Issuance of shares on exercise of
  options at $0.125 - March 24                        -                 -          100,000

Consulting fees incurred in
  conjunction with 2004 share
  issuances                                           -                 -          (93,756)

Options issued to consultants in
  connection with services in
  January 2004                                        -                 -                -

Amortization of options issued to
  consultants  -                                     -            163,888

Shares deemed issued in
  recapitalization transaction -
  March 25, 2004                                      -                 -                -

Foreign currency translation                     (3,047)                -           (3,047)

Net loss                                              -        (4,667,885)      (4,667,885)
                                             -----------   ----------------  ---------------

Balance March 31, 2004                        $   6,204      $ (4,667,885)     $  (129,746)
                                             ===========   ================  ===============


                        The accompanying notes are an integral part of the consolidated financial statements.

                                                                 F-5


                                                 MAILKEY CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) - AUDITED - (CONTINUED)
                                     FOR THE PERIOD MARCH 11, 2003 (INCEPTION) TO MARCH 31, 2005


                                                                               ADDITIONAL
                                           MINORITY         COMMON STOCK       PAID - IN    SUBSCRIPTION      DEFERRED
                                           INTEREST     SHARES       AMOUNT     CAPITAL      RECEIVABLE     COMPENSATION
                                           --------     ------       ------     -------      ----------     ------------
Issuance of shares at $0.85 per share
  in connection with conversion of
  bridge loan, 470,588 shares issued,
  294,118 issuable at June 30,
  2004 - J-ne                              $      -       764,706  $    765   $  649,235     $       -      $        -

Issuance of shares at $0.85 per share
  in connection with conversion of
  bridge loan, 19,425 shares issued,
  8,831 issuable at June 30, 2004 -
  June                                            -        28,256        28       23,990             -               -

Issuance of shares at $0.50 per share
  in connection with exercise of
  warrants between June 18, 2004 -
  August 20, 2004                                 -       462,000       462      230,538             -               -

Issuance of shares at $1.00 per share
  in connection with exercise of
  warrants between June 18, 2004 -
  August 20, 2004                                 -       953,019       953      952,066             -               -

Offering costs incurred in conjunction
  with June and July 2004 warrant
  conversions                                     -             -         -     (114,897)            -               -

Stock subscriptions received                      -             -         -            -       160,000               -

Issuance of shares to consultants at
  $0.60 per share in lieu of fees
  owed - September                                -        51,803        52       31,032             -               -

Revalue options issued to consultants
  in conjunction with services in
  December 2003 and January 2004                  -             -         -   (1,264,864)            -       1,264,864

Amortization of expense for options
  issued to consultants                           -             -         -            -             -         512,382

Issuance of shares to consultants in
  November and December 2004                      -     3,601,333     4,101    1,205,001             -               -

Subscription receivable written-off               -             -         -            -       102,500               -

Deferred compensation written-off                 -             -         -            -             -         145,389

Foreign currency translation                      -             -         -            -             -               -

Net loss for the nine months ended
  December 31, 2004                               -             -         -            -             -               -
                                          ----------  -----------  --------  ------------  -------------  --------------

Balance December 31, 2004                  $      -    34,726,355  $ 35,226   $8,400,306     $       -      $        -
                                          ==========  ===========  ========  ============  =============  ==============

(continued)

                                           ACCUMULATED
                                             FOREIGN
                                            EXCHANGE
                                          TRANSLATION       ACCUMULATED
                                           ADJUSTMENT         DEFICIT         TOTAL
                                           ----------         -------         -----

Issuance of shares at $0.85 per share
  in connection with conversion of
  bridge loan, 470,588 shares issued,
  294,118 issuable at June 30,
  2004 - J-ne                               $       -     $          -    $   650,000

Issuance of shares at $0.85 per share
  in connection with conversion of
  bridge loan, 19,425 shares issued,
  8,831 issuable at June 30, 2004 -
  June                                              -                -         24,018

Issuance of shares at $0.50 per share
  in connection with exercise of
  warrants between June 18, 2004 -
  August 20, 2004                                   -                -        231,000

Issuance of shares at $1.00 per share
  in connection with exercise of
  warrants between June 18, 2004 -
  August 20, 2004                                   -                -        953,019

Offering costs incurred in conjunction
  with June and July 2004 warrant
  conversions                                       -                -       (114,897)

Stock subscriptions received                        -                -        160,000

Issuance of shares to consultants at
  $0.60 per share in lieu of fees
  owed - September                                  -                -         31,084

Revalue options issued to consultants
  in conjunction with services in
  December 2003 and January 2004                    -                -              -

Amortization of expense for options
  issued to consultants                             -                -        512,382

Issuance of shares to consultants in
  November and December 2004                        -                -      1,209,102

Subscription receivable written-off                 -                -        102,500

Deferred compensation written-off                   -                -        145,389

Foreign currency translation                   47,441                -         47,441

Net loss for the nine months ended
  December 31, 2004                                 -       (4,816,835)    (4,816,835)
                                           -----------  ----------------  ------------

Balance December 31, 2004                   $  53,645     $ (9,484,720)   $  (995,543)
                                           ===========  ================  ============



                        The accompanying notes are an integral part of the consolidated financial statements.

                                                                 F-6


                                                 MAILKEY CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) - AUDITED - (CONTINUED)
                                     FOR THE PERIOD MARCH 11, 2003 (INCEPTION) TO MARCH 31, 2005


                                                                                  ADDITIONAL
                                        MINORITY            COMMON STOCK          PAID - IN    SUBSCRIPTION      DEFERRED
                                        INTEREST      SHARES          AMOUNT       CAPITAL      RECEIVABLE    COMPENSATION
                                        --------      ------          ------       -------      ----------    ------------
Balance December 31, 2004 - carried
  forward                                $     -     34,726,355      $  35,226    $ 8,400,306     $      -       $       -

Recapitalization                               -    (30,406,963)       (30,907)    (8,028,127)           -               -

New equity - reverse merger -
  I-Element                                    -      4,319,392          4,319        372,179            -               -

Shares of common stock issued in
  exercise of options                          -      4,578,223          4,578         41,204            -               -

Issuance of common stock in
  conversion of notes payable                  -      4,694,953          4,695        821,617            -               -

Shares issued in reverse merger -
  Exchange - new company assumed
  liabilities                                        68,979,623         68,979       (545,267)           -               -

Issuance of shares at $0.025 per
  share for services                           -      7,487,587          7,488        179,701            -               -

Issuance of shares at $0.025 per
  share in conversion of accounts
  payable                                      -        693,280            693         16,639            -               -

Issuance of shares at $0.025 per share
  in conversion of debt to equity              -      1,030,672          1,031         24,735            -               -

Net loss for the three months ended
  March 31, 2005
                                        ---------  -------------  -------------  -------------  -------------  -------------

Balance March 31, 2005                   $     -     91,783,730      $  91,783    $   910,808     $      -       $       -
                                        =========  =============  =============  =============  =============  =============

(continued)

                                          ACCUMULATED
                                            FOREIGN
                                           EXCHANGE
                                          TRANSLATION    ACCUMULATED
                                          ADJUSTMENT       DEFICIT         TOTAL
                                          ----------       -------         -----

Balance December 31, 2004 - carried
  forward                                $    53,645    $ (9,484,720)   $6(995,543)

Recapitalization                             (53,645)     8,920, 500       807,821

New equity - reverse merger -
  I-Element                                        -        (564,220)     (187,722)

Shares of common stock issued in
  exercise of options                              -               -        45,782

Issuance of common stock in
  conversion of notes payable                      -               -       826,312

Shares issued in reverse merger -
  Exchange - new company assumed
  liabilities                                      -               -      (476,288)

Issuance of shares at $0.025 per
  share for services                               -               -       187,189

Issuance of shares at $0.025 per
  share in conversion of accounts
  payable                                          -               -        17,332

Issuance of shares at $0.025 per share
  in conversion of debt to equity                  -                        25,766

Net loss for the three months ended
  March 31, 2005                                            (417,085)     (417,085)
                                        ------------  ---------------  ------------

Balance March 31, 2005                   $         -    $   (981,305)   $   21,286
                                        ============  ===============  ============


                        The accompanying notes are an integral part of the consolidated financial statements.

                                                                 F-7


                                           MAILKEY CORPORATION AND SUBSIDIARY
                                          CONSOLIDATED STATEMENTS OF CASH FLOW
                                 FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                                       THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                              THREE MONTHS ENDED                  YEARS ENDED
                                                              ------------------                  -----------
                                                           MARCH 31,       MARCH 31,     DECEMBER 31,    DECEMBER 31,
                                                             2005            2004            2004            2003
                                                           (AUDITED)      (UNAUDITED)     (AUDITED)        (AUDITED)
                                                          ----------       ---------      ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss)                                             $ (417,085)     $ (68,280)     $ (295,041)     $ (265,056)
                                                          ----------       ---------      ----------      ----------

   ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
     PROVIDED BY (USED IN) OPERATING ACTIVITIES:
     Depreciation and amortization                            68,164          60,403         260,806         159,070
     Acquisition of fixed assets in business combination           -               -               -        (893,611)
     Debt and accrued interest assumed in business
        combination                                                -               -               -         824,480
     Goodwill                                                      -               -               -      (2,079,665)
     Stock issued for services                               187,189               -               -               -
     Loss on disposal of equipment                             1,877               -           2,296               -

  CHANGES IN ASSETS AND LIABILITIES
     (Increase) decrease in accounts receivable               67,361         239,346         159,934        (747,939)
     (Increase) decrease in other current assets               2,470          (2,471)         (4,077)           (173)
     (Increase) decrease in deposits                          10,530             468         (14,517)        (55,006)
     Increase (decrease) in accounts payable                 294,777         (19,316)        154,463         904,740
     Increase in accrued interest                                  -          17,289          77,364          56,507
     Increase (decrease) in payroll taxes payable            (17,230)         27,232          17,230               -
     Increase (decrease) in customer deposits                 (4,878)        (14,819)        (35,010)        204,000
     Increase (decrease) in receivable financing payable     (20,807)       (342,679)       (153,082)        657,003
     Increase in commissions payable                          18,411          43,786          98,994          58,731
     Increase (decrease) in refunds payable                   (1,079)         (1,526)           (936)          2,015
     Increase (decrease) in deferred revenue                 (19,940)         93,331        (262,959)      1,097,935
                                                          ----------       ---------      ----------      ----------

     Total adjustments                                       586,845         101,044         300,506         188,087
                                                          ----------       ---------      ----------      ----------

     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES     169,760          32,764           5,465         (76,969)
                                                          ----------       ---------      ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from sale of equipment                           2,800               -           3,451               -
     Acquisition of fixed assets                              (9,485)       (163,766)       (233,396)       (251,023)
                                                          ----------       ---------      ----------      ----------

      NET CASH (USED IN) INVESTING ACTIVITIES                 (6,685)       (163,766)       (229,945)       (251,023)
                                                          ----------       ---------      ----------      ----------


                 The accompanying notes are an integral part of these consolidated financial statements

                                                          F-8


                                           MAILKEY CORPORATION AND SUBSIDIARY
                                    CONSOLIDATED STATEMENTS OF CASH FLOW (CONTINUED)
                                 FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                                       THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                             THREE MONTHS ENDED                 YEARS ENDED
                                                             ------------------                 -----------
                                                           MARCH 31,       MARCH 31,     DECEMBER 31,    DECEMBER 31,
                                                             2005            2004            2004            2003
                                                           (AUDITED)      (UNAUDITED)      (AUDITED)       (AUDITED)
                                                           ---------       ---------       ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITES
    Payments of notes payable                              $ (32,909)      $ (32,600)     $ (465,344)      $ (46,193)
    Proceeds from notes payable                               22,450         100,000         625,331         467,054
    Common stock issued for cash                                   -               -         119,300               -
    Proceeds in exercise of stock options                     39,954               -              75               -
                                                           ---------       ---------       ---------       ---------

       NET CASH PROVIDED BY FINANCING ACTIVITIES              29,495          67,400         279,362         420,861
                                                           ---------       ---------       ---------       ---------
NET INCREASE (DECREASE) IN CASH
    AND CASH EQUIVALENTS                                     192,570         (63,602)         54,882          92,869

CASH AND CASH EQUIVALENTS -
    BEGINNING OF YEAR / PERIOD                               147,751          92,869          92,869               -
                                                           ---------       ---------       ---------       ---------

CASH AND CASH EQUIVALENTS - END OF
    YEAR / PERIOD                                          $ 340,321       $  29,267       $ 147,751       $  92,869
                                                           =========       =========       =========       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:

CASH PAID DURING THE YEAR FOR:
    Interest expense                                       $   2,563       $   3,890       $  34,983       $   6,459
                                                           =========       =========       =========       =========
SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:

    Accounts payable converted to equity                   $  17,332       $   5,000       $   5,000       $       -
                                                           =========       =========       =========       =========

    Accounts payable converted to debt                     $  70,000       $       -       $  50,000       $       -
                                                           =========       =========       =========       =========

    Conversion of notes payable to equity                  $ 852,078       $       -       $ 248,000       $       -
                                                           =========       =========       =========       =========

    Issuance of stock for redemption of ICCC shares        $       -       $   4,123       $   4,123       $       -
                                                           =========       =========       =========       =========

    Debt converted to accounts payable                     $ 126,000       $       -       $       -       $       -
                                                           =========       =========       =========       =========

    Debt converted in exercise of options                  $   5,828       $       -       $       -       $       -
                                                           =========       =========       =========       =========

    Accounts payable and accrued expenses
      acquired in reverse merger                           $  63,343       $       -       $       -       $       -
                                                           =========       =========       =========       =========

    Debt acquired in reverse merger                        $ 337,945       $       -       $       -       $       -
                                                           =========       =========       =========       =========

    Stock issued for services                              $ 187,189       $       -       $       -       $       -
                                                           =========       =========       =========       =========


                 The accompanying notes are an integral part of these consolidated financial statements

                                                          F-9

                       MAILKEY CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

        MK Secure Solutions Ltd. was established as a messaging security and management. On March 25, 2004, pursuant to an Agreement and Plan of Merger, Global Diversified Acquisition Corp. ("GDAC"), acquired all of the outstanding capital stock of MK Secure Solutions Ltd ("MKSS"), a holding company incorporated on March 11, 2003, under the laws of the British Virgin Islands. The transaction was effected by the issuance of shares such that the former MKSS shareholders owned approximately 90% of the outstanding MailKey stock after the transaction. GDAC then changed its name to MailKey Corporation ("MailKey").

        The Company's Chairman and Chief Executive Officer resigned in September 2004 and the Company's Chief Financial Officer and member of the Board resigned in November 2004. Both positions have been filled by the Company's founder and deputy chairman.

        In the first quarter of 2005 the Company was unable to continue funding the development of its messaging security solutions, and the rights were transferred to the development team in return for the cancellation of most of the liabilities which the Company owed to them. The Company retains an interest of 20% in the messaging security solutions; however to date there has been no commercialization of the solutions. In the first quarter 2005 the Company sold its insolvent British Virgin Islands subsidiary, MK Secure Solutions Limited, for $1 to a UK based accounting firm, SS Khehar & Company. SS Khehar & Company has agreed to deal with the winding up of the former subsidiary, for a fee of $1,800.

        On November 9, 2004, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the MailKey Corporation, MailKey Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary ("Merger Sub"), Inc., a Nevada Corporation, I-Element, Inc. ("I-Element") and Ivan Zweig, pursuant to which the Company agreed to acquire all of the issued and outstanding shares of capital stock of I-Element. This transaction closed in January 2005. At the closing of the Merger, Merger Sub was merged into I-Element, at which time the separate corporate existence of Merger Sub ceased and I-Element now continues as the surviving company. The Share Exchange has been accounted for as a reverse merger under the purchase method of accounting. Accordingly, I-Element will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of I-Element.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

        Under the terms of the Merger Agreement, MailKey issued its common stock, $.001 par value per share, in exchange for all of the issued and outstanding shares of capital stock of I-Element. The exchange ratio setting forth the number of shares of MailKey common stock issued for each issued and outstanding share of capital stock of I-Element was 3.52 shares of MailKey common stock for each issued and outstanding share of capital stock of I-Element.

        I-Element, incorporated in Nevada on December 30, 2002, is a facilities-based nationwide communications service provider that provides state-of-the-art telecommunications services to small and medium sized enterprises ("SMEs"). I-Element provides broadband data, voice and wireless services by offering integrated T-1 lines as well as Layer 2 Private Network solutions that provide SMEs with dedicated Internet access services, customizable business solutions for voice, data, wireless and Internet, and secure communications channels between the SME offices, partners, vendors, customers and employees without the use of a firewall or encryption devices. I-Element has a network presence in 18 major markets in the United States, including facilities in Los Angeles, Dallas, and Chicago. The Company started business in 2003.

        In connection with the closing of the merger, MailKey entered into a letter of intent with Ivan Zweig and Kramerica Capital Corporation ("Kramerica"), a corporation wholly-owned by Mr. Zweig, which contemplates that MailKey and I-Element will enter into a four year employment agreement with Kramerica and Mr. Zweig pursuant to which Mr. Zweig will serve as the Chief Executive Officer of MailKey and I-Element. The letter of intent provides that Mr. Zweig will receive an annual base salary of $300,000. In addition to his base salary, Mr. Zweig will be entitled to annual performance bonuses with targets ranging from $1,000,000 to $3,000,000 during the second, third and fourth years provided I-Element achieves certain performance goals. If Mr. Zweig is terminated without cause, MailKey is obligated to pay the remaining salary owed to Mr. Zweig for the complete term of the employment agreement, to pay off all notes owed to Mr. Zweig or Kramerica, all outstanding options shall become fully vested, MailKey shall pay all earned performance bonuses and all accrued vacation. If Mr. Zweig is terminated for any reason other than cause, MailKey shall pay in full the

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

        Notes owed to either Mr. Zweig or Kramerica Capital Corporation and at least 75% of the earned bonus plan set forth by the directors. Effective January 24, 2005, Mr. Zweig was also appointed to the Board of Directors of MailKey.

        Ivan Zweig has served as the Chief Executive Officer of I-Element since March 2003. Mr. Zweig is also the Chief Executive Officer, director and sole shareholder of Kramerica, a personnel services corporation. Since December 1998, Mr. Zweig has served as the Chief Executive Officer and director of Integrated Communications Consultants Corp. ("ICCC"), a nationwide data carrier specializing in high speed Internet access and secure data transaction. ICCC provides I-Element with resold telecom services and I-Element pays ICCC approximately $97,000 on a monthly basis for such services. On October 1, 2004, ICCC filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court, Northern District of Texas, Dallas Division.

        Upon the consummation of the acquisition, I-Element has issued outstanding promissory notes to, among others, Kramerica in the aggregate amount of $120,000 (the "Notes"). I-Element has also issued Notes in the aggregate amount to members of Mr. Zweig's immediate family. The Notes are payable in 36 monthly installments with the first payment commencing six months after the closing of the merger and will continue to be secured by substantially all of the assets of I-Element.

        The Company's consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America, and have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BASIS OF CONSOLIDATION

        The consolidated financial statements include the financial position and results of I-Element. All significant intercompany accounts and transactions have been eliminated in consolidation.

        USE OF ESTIMATES

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        CASH AND CASH EQUIVALENTS.

        The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

        The Company maintains cash and cash equivalents with a financial institution which is insured by the Federal Deposit Insurance Corporation up to $100,000. At various times throughout the year the Company had amounts on deposit at the financial institution in excess of federally insured limits.

        REVENUE AND COST RECOGNITION

        The Company records its transactions under the accrual method of accounting whereby income is recognized when the services are provided rather than when billed or the fees are collected, and costs and expenses are recognized in the period they are incurred rather than paid for.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

        ACCOUNTS RECEIVABLE

        The Company factors 99% of its billings with an outside agency. The Company invoices its customers on the 28th of the month for services to be rendered two months subsequent to the billing date. The Company receives 75% of the aggregate net face value of the assigned accounts at the time of placement with the factor.

        DEFERRED REVENUE

        Deferred revenue consists of customers billed in advance of revenue being earned.

        PROVISION FOR BAD DEBT

        Under SOP 01-6 "Accounting for Certain Entities (including Entities with Trade Receivables), the Company has intent and belief that all amounts in accounts receivable are collectible. The Company has determined that based on their collections an allowance for doubtful accounts of $6,673 and $6,098 has been recorded at March 31, 2005 and December 31, 2004.

        Bad debt expense for the three months ended March 31, 2005 and 2004 was $4,821 and $17,626, respectively and for the years ending December 31, 2004 and 2003 was $63,498 and $52,241, respectively.

        ADVERTISING COSTS

        The Company expenses the costs associated with advertising and marketing as incurred. Advertising and marketing expenses, included in the statements of operations for the three months ended March 31, 2005 and 2004 were $660 and $9,216, respectively, and for the years ended December 31, 2004 and 2003 were $24,556 and $5,901, respectively.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

        INCOME TAXES

        The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No benefit is reflected for the three months ended March 31, 2005 and 2004 and for the years ended December 31, 2004 and 2003, respectively.

        FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

        FIXED ASSETS

        Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                 Furniture and equipment            5 Years
                 Telecommunications equipment       5 Years

        When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

        (LOSS) PER SHARE OF COMMON STOCK

        Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for the periods presented.

        (LOSS) PER SHARE OF COMMON STOCK (CONTINUED)


        The following is a reconciliation of the computation for basic and diluted EPS:

                                                 THREE MONTHS ENDED                  YEARS ENDED
                                                 ------------------                  -----------
                                              MARCH 31,        MARCH 31,    DECEMBER 31,      DECEMBER 31,
                                                2005            2004           2004              2003
                                              (AUDITED)      (UNAUDITED)     (AUDITED)         (AUDITED)
                                             ------------     ---------     -----------       -----------

        Net loss                             $   (417,085)    $ (68,280)    $  (295,041)      $  (265,056)
                                             ------------     ---------     -----------       -----------
        Weighted-average common
        shares Outstanding (Basic)             38,143,835        48,825       3,222,743                 1

        Weighted-average common
        stock Equivalents
             Stock options                              -             -               -                 -
             Warrants                                   -             -               -                 -
                                             ------------     ---------     -----------       -----------
        Weighted-average common
        shares Outstanding (Diluted)           38,143,835        48,825       3,222,743                 1
                                             ------------     ---------     -----------       -----------

        The Company had no options or warrants granted during the period, therefore there were no common stock equivalents.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

        GOODWILL AND OTHER INTANGIBLE ASSETS

        In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.

        STOCK-BASED COMPENSATION

        Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of SFAS No. 123".

        The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

        STOCK-BASED COMPENSATION (CONTINUED)

        The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board
        (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES".

        The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

        Stock-based compensation for the three months ended March 31, 2005 and 2004 was $0 and $0, respectively and for the years ended December 31, 2004 and 2003 was $0 and $0, respectively.

        RECENT ACCOUNTING PRONOUNCEMENTS

        On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS" ("SFAS 144"), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF," and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations."

        This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

        RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

        This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required. The adoption of SFAS No. 144 did not have an impact on the Company's results of operations or financial position.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, "REPORTING GAINS AND LOSSES FROM EXTINGUISHMENT OF DEBT," and an amendment of that statement, SFAS No. 44, "ACCOUNTING FOR INTANGIBLE ASSETS OF MOTOR CARRIERS," and SFAS No. 64, "EXTINGUISHMENTS OF DEBT MADE TO SATISFY SINKING-FUND REQUIREMENTS". This statement amends SFAS No. 13, "ACCOUNTING FOR LEASES", to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions.

        Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.

        In June 2003, the FASB issued SFAS No. 146, "ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES". This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

        RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

        In December 2002, the FASB issued Statement No. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION-TRANSITION AND DISCLOSURE, AN AMENDMENT OF FASB STATEMENT NO. 123"("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "INTERIM FINANCIAL REPORTING", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," but has adopted the enhanced disclosure requirements of SFAS 148.


        In May 2003, the FASB issued SFAS Statement No. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

        RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

        did not have a significant impact on the Company's results of operations or financial position.

        In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF Others". FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

        In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "CONSOLIDATION OF VARIABLE INTEREST ENTITIES, AN INTERPRETATION OF ARB NO. 51". FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

        On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised
        2004), "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

        RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

        options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans.

        The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the first quarter of fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the first quarter of fiscal year 2006 and thereafter.

        On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, "EXCHANGES OF NON-MONETARY ASSETS, AN AMENDMENT OF APB OPINION NO. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS" (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flow.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 3-  FIXED ASSETS

        Property and equipment as of March 31, 2005 was as follows:

                                                      MARCH 31,
                                                        2005
                                                  ---------------

          Property and equipment                      $1,373,268
          Less: accumulated depreciation                (484,217)
                                                  ---------------
          Net book value                              $  889,051
                                                  ===============

        There was $68,164 and $60,403 charged to operations for depreciation expense for the three months ended March 31, 2005 and 2004, respectively and $260,806 and $156,691 was charged to operations for depreciation expense for the years ended December 31, 2004 and 2003, respectively.

NOTE 4- NOTES PAYABLE

        The Company has several notes payable at March 31, 2005. Proceeds from the notes were utilized to finance the general working capital requirements of the Company, purchase equipment and pay certain liabilities assumed by the Company in the purchase of the principal assets of Integrated Communications Consultants Corporation in March of 2003. The notes carry varying interest rates between zero and 5.75%. Prior to the effective merger of I-Element with MailKey, certain of the notes were converted into shares of common stock.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 4-  NOTES PAYABLE (CONTINUED)

        Accrued interest on the notes is $4,767 at March 31, 2005.

        The notes payable balances at March 31, 2005 were as follows:

                                                         March 31,
                                                           2005
                                                     ----------------

         Total notes payable                               $ 754,778
         Less current maturities                            (461,590)
                                                     ----------------

         Long-term notes payable                           $ 293,188
                                                     ================

         The amount of principal maturities of the notes payable for the next four years ending March 31, and in the aggregate is as follows:

                                      2006                 $ 461,590
                                      2007                   125,652
                                      2008                   125,652
                                      2009                    41,884
                                                     ----------------

                                                           $ 754,778
                                                     ================

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 5- OPERATING LEASES

        The Company leases office space under leases commencing in March and June of 2004. The leases are payable on a month-to-month basis. Monthly payments under the current leases are $3,900. The Company also leased additional office space in Texas and California. The Company ceased leasing this additional space during the year ended December 31, 2004.

        Rental payments charged to expense for the three months ended March 31, 2005 and 2004 were $11,700 and $15,050, respectively and during the years ended December 31, 2004 and 2003 were $82,072 and $68,750, respectively.

NOTE 6- STOCKHOLDERS' EQUITY (DEFICIT)

        COMMON STOCK

        As of March 31, 2005, the Company has 100,000,000 shares of common stock authorized at a par value of $0.001, and 91,783,730 shares issued and outstanding.

        The following details the stock transactions for the three months ended March 31, 2005:

        The Company issued 4,578,223 shares of common stock due to the exercise of options.

        The Company issued 4,694,953 shares of common stock for the conversion of debt to equity valued at $826,312.

        The Company issued 7,487,587 shares of common stock for services valued at $187,189.

        The Company issued 693,280 shares of common stock in conversion of accounts payable to equity valued at $17,332.

        The Company issued 1,030,672 shares of common stock for the conversion of debt to equity valued at $25,766.

        In connection with the recapitalization, there were $337,945 in notes payable and $63,343 in liabilities assumed by the new company.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 7- PROVISION FOR INCOME TAXES

        Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

        At March 31, 2005, deferred tax assets consist of the following:

        Net deferred tax assets              $ 294,392
        Less: valuation allowance             (294,392)
                                             ---------
                                             $     -0-
                                             =========

        At March 31, 2005, the Company had deficits accumulated in the approximate amount of $981,305, available to offset future taxable income through 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 8- GOING CONCERN

        As shown in the accompanying consolidated financial statements the Company has sustained net operating losses for the three months ended March 31, 2005 and 2004 and the years ended December 31, 2004 and 2003. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. This raises substantial doubt about the Company's ability to continue as a going concern.

        The Company's future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. Management believes they can raise the appropriate funds needed to support their business plan and acquire an operating, cash flow positive company.

                       MAILKEY CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004 AND
                   THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 8- GOING CONCERN

        The consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

                       IELEMENT CORPORATION AND SUBSIDIARY
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004

                       IELEMENT CORPORATION AND SUBSIDIARY
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004




                                TABLE OF CONTENTS
                                -----------------




Condensed Consolidated Financial Statements:
                                                                        PAGE(S)
                                                                        -------

Condensed Consolidated Balance Sheet as of December 31, 2005               1

Condensed Consolidated Statements of Operations for
   the Three Months Ended December 31, 2005 and 2004 and
   the Nine Months Ended December 31, 2005 and 2004                        2

Condensed Consolidated Statements of Cash Flow for
   the Nine Months Ended December 31, 2005 and 2004                       3-4

Notes to Condensed Consolidated Financial Statements                      5-19


                             IELEMENT CORPORATION AND SUBSIDIARY
                            CONDENSED CONSOLIDATED BALANCE SHEET
                                      DECEMBER 31, 2005


                                           ASSETS
                                           ------

                                                                                     December 31,
                                                                                         2005
                                                                                     (UNAUDITED)
                                                                                     -----------
CURRENT ASSETS:
  Cash and cash equivalents                                                          $ 1,205,129
  Accounts receivable, net                                                               474,647
  Other current assets                                                                     1,159
                                                                                    -------------

          TOTAL CURRENT ASSETS                                                         1,680,935
                                                                                    -------------

  Fixed assets, net of depreciation                                                      733,433
                                                                                    -------------

OTHER ASSETS:
  Goodwill                                                                             2,079,665
  Deposits                                                                                56,821
                                                                                    -------------

          TOTAL OTHER ASSETS                                                           2,136,486
                                                                                    -------------

TOTAL ASSETS                                                                         $ 4,550,854
                                                                                    =============


                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                       ----------------------------------------------

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                              $ 1,076,982
  Customer deposits                                                                      139,121
  Receivable financing payable                                                           405,338
  Commissions payable                                                                    167,225
  Liability for stock to be issued                                                     2,297,875
  Deferred revenue                                                                       712,998
  Current portion - notes payable                                                        336,257
                                                                                    -------------

          TOTAL CURRENT LIABILITIES                                                    5,135,796
                                                                                    -------------

LONG-TERM LIABILITIES:
  Notes payable, net of current portion                                                  315,928
                                                                                    -------------

          TOTAL LONG-TERM LIABILITIES                                                    315,928
                                                                                    -------------

      TOTAL LIABILITIES                                                                5,451,724
                                                                                    -------------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $.001 Par Value, 2,000,000,000 shares authorized;
    96,477,065 shares issued and outstanding                                              96,477
  Preferred stock, $.001 Par Value, 200,000,000 shares authorized;
    Zero shares issued and outstanding                                                         -
  Additional paid-in capital                                                             895,444
  Stock subscription receivable                                                          (35,000)
  Unearned compensation expense                                                          (12,200)
  Accumulated deficit                                                                 (1,845,591)
                                                                                    -------------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                              (900,870)
                                                                                    -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                 $ 4,550,854
                                                                                    =============


The accompanying notes are an integral part of these condensed consolidated financial statements.

                                              1


                                           IELEMENT CORPORATION AND SUBSIDIARY
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                                     THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


                                                              THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                              ------------------                 -----------------
                                                         DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                            2005             2004             2005              2004
                                                         (UNAUDITED)      (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
                                                        -------------    -------------    -------------    -------------
OPERATING REVENUE                                        $ 1,119,772      $ 1,415,148      $ 3,487,000      $ 4,424,345

COST OF SALES                                                689,185          573,732        2,141,575        2,223,222
                                                        -------------    -------------    -------------    -------------

GROSS PROFIT                                                 430,587          841,416        1,345,425        2,201,123
                                                        -------------    -------------    -------------    -------------

OPERATING EXPENSES
   General and administrative                                580,397          494,132        1,598,893        1,575,452
   Selling expenses                                           82,307          111,148          314,844          410,360
   Depreciation & amortization                                69,934           67,976          207,986          200,403
   Interest expense                                                -           37,667            4,951          107,222
   Receivable factoring fees                                  26,211           30,686           83,037           95,936
                                                        -------------    -------------    -------------    -------------

       TOTAL OPERATING EXPENSES                              758,849          741,609        2,209,711        2,389,373
                                                        -------------    -------------    -------------    -------------

INCOME (LOSS) BEFORE OTHER (EXPENSE)                        (328,262)          99,807         (864,286)        (188,250)
                                                        -------------    -------------    -------------    -------------

OTHER (EXPENSE)
   Loss on sale of investments                                     -                -                -          (38,511)
                                                        -------------    -------------    -------------    -------------

       TOTAL OTHER EXPENSES                                        -                -                -          (38,511)
                                                        -------------    -------------    -------------    -------------

NET INCOME (LOSS) BEFORE PROVISION
    FOR INCOME TAXES                                        (328,262)          99,807         (864,286)        (226,761)

PROVISION FOR INCOME TAXES                                         -                -                -                -
                                                        -------------    -------------    -------------    -------------

NET INCOME (LOSS) APPLICABLE TO
    COMMON SHARES                                        $  (328,262)     $    99,807      $  (864,286)     $  (226,761)
                                                        =============    =============    =============    =============

NET INCOME (LOSS) PER BASIC AND
    AND DILUTED SHARES                                   $     (0.00)     $      0.02      $     (0.01)     $     (0.05)
                                                        =============    =============    =============    =============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                    96,477,065        4,319,392       94,817,400        4,272,887
                                                        =============    =============    =============    =============


            The accompanying notes are an integral part of these condensed consolidated financial statements.

                                                            2


                                  IELEMENT CORPORATION AND SUBSIDIARY
                             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                            THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


                                                                             NINE MONTHS ENDED
                                                                             -----------------
                                                                        DECEMBER 31,     DECEMBER 31,
                                                                           2005             2004
                                                                        (UNAUDITED)      (UNAUDITED)
                                                                       -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss)                                                           $  (864,286)     $  (226,761)
                                                                       -------------    -------------

   ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
     (USED IN) OPERATING ACTIVITIES:
     Depreciation and amortization                                          207,986          200,403
     Stock issued for services                                               33,498                -
     Stock to be issued for services                                        236,750                -
     Gain on sale of equipment                                                    -             (894)
     Fixed asset write off                                                        -            3,190

  CHANGES IN ASSETS AND LIABILITIES
     (Increase) decrease in accounts receivable                              45,997          (79,412)
     (Increase) decrease in other current assets                                621           (1,606)
     (Increase) decrease in deposits                                          2,172          (14,985)
     Increase in accounts payable and accrued expenses                      190,568          109,368
     Increase in accrued interest                                             4,872          107,069
     (Decrease) in customer deposits                                        (24,991)         (20,191)
     Increase (decrease) in receivable financing payable                    (77,776)         189,597
     Increase (decrease) in commissions payable                              (8,911)          55,208
     (Decrease) in deferred revenue                                        (102,038)        (356,290)
                                                                       -------------    -------------

     Total adjustments                                                      508,748          191,457
                                                                       -------------    -------------

     NET CASH (USED IN) OPERATING ACTIVITIES                               (355,538)         (35,304)
                                                                       -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of fixed assets                                            (52,368)         (69,632)
     Proceeds from sale of fixed assets                                           -            3,453
                                                                       -------------    -------------

      NET CASH (USED IN) INVESTING ACTIVITIES                               (52,368)         (66,179)
                                                                       -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Payments of notes payable                                           $   (46,349)     $  (134,429)
    Proceeds from notes payable                                                   -          235,021
    Common stock issued for cash                                                  -          119,300
    Cash received for common stock to be issued                           1,535,625                -
    Fund raising fees charged to paid in capital                           (216,562)               -
    Proceeds in exercise of stock options                                         -               75
                                                                       -------------    -------------
       NET CASH PROVIDED BY FINANCING ACTIVITIES                          1,272,714          219,967
                                                                       -------------    -------------


    The accompanying notes are an integral part of these condensed consolidated financial statements

                                                   3


                                 IELEMENT CORPORATION AND SUBSIDIARY
                     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (CONTINUED)
                          THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


                                                                            NINE MONTHS ENDED
                                                                            -----------------
                                                                      December 31,     DECEMBER 31,
                                                                         2005             2004
                                                                      (Unaudited)      (UNAUDITED)
                                                                     -------------    -------------
NET INCREASE IN CASH AND
    CASH EQUIVALENTS                                                      864,808          118,484

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                                   340,321           29,267
                                                                     -------------    -------------

CASH AND CASH EQUIVALENTS -
    END OF PERIOD                                                     $ 1,205,129      $   147,751
                                                                     =============    =============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION:

CASH PAID DURING THE PERIOD FOR:
    Interest expense                                                  $       114      $    26,631
                                                                     =============    =============

SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:

    Accounts payable converted to equity                              $    85,194      $         -
                                                                     =============    =============

    Accounts payable converted to debt                                $   177,884      $    59,000
                                                                     =============    =============

    Accounts payable converted to liability for stock to be issued    $   251,500      $         -
                                                                     =============    =============

    Notes payable converted to equity                                 $         -      $   248,000
                                                                     =============    =============

    Notes payable converted to liability for stock to be issued       $   239,000      $         -
                                                                     =============    =============

    Stock issued for services                                         $    33,498      $         -
                                                                     =============    =============

    Stock to be issued for services                                   $   236,750      $         -
                                                                     =============    =============

    Fixed asset write off                                             $         -      $  3,190.00
                                                                     =============    =============


  The accompanying notes are an integral part of these condensed consolidated financial statements

                                                   4

                       IELEMENT CORPORATION AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 1 -        ORGANIZATION AND BASIS OF PRESENTATION

                The unaudited interim condensed consolidated financial statements included herein have been prepared by IElement Corporation and Subsidiary (the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the March 31, 2005 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

                The management of the Company believes that the accompanying unaudited condensed consolidated financial statements contain all adjustments (including normal recurring adjustments) necessary to present fairly the operations and cash flows for the periods presented.

                IElement Corporation (the "Company" or "IElement") was established as a messaging security and management company. On March 25, 2004, pursuant to an Agreement and Plan of Merger, Global Diversified Acquisition Corp. ("GDAC"), acquired all of the outstanding capital stock of MK Secure Solutions Ltd ("MKSS"), a holding company incorporated on March 11, 2003, under the laws of the British Virgin Islands. The transaction was effected by the issuance of shares such that the former MKSS shareholders owned approximately 90% of the outstanding MailKey Corporation stock after the transaction. GDAC then changed its name to MailKey Corporation ("MailKey").

                The Company's Chairman and Chief Executive Officer resigned in September 2004 and the Company's Chief Financial Officer and member of the Board resigned in November 2004. Both positions have been filled by the Company's founder and deputy chairman.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 1 -      ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

                In early 2005 the Company was unable to continue funding the development of its messaging security solutions, and the rights were transferred to the development team in return for the cancellation of most of the liabilities which the Company owed to them. The Company retains an interest of 20% in the messaging security solutions; however to date there has been no commercialization of the solutions. In the first quarter 2005 the Company sold its insolvent British Virgin Islands subsidiary, MK Secure Solutions Limited, for $1 to a UK based accounting firm, SS Khehar & Company. SS Khehar & Company has agreed to deal with the winding up of the former subsidiary, for a fee of $1,800.

                On November 9, 2004, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the MailKey Corporation, MailKey Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary ("Merger Sub"), Inc., a Nevada Corporation, I-Element, Inc. ("I-Element") and Ivan Zweig, pursuant to which the Company agreed to acquire all of the issued and outstanding shares of capital stock of I-Element. This transaction closed in January 2005. At the closing of the Merger, Merger Sub was merged into I-Element, at which time the separate corporate existence of Merger Sub ceased and I-Element now continues as the surviving company. The Share Exchange has been accounted for as a reverse merger under the purchase method of accounting. Accordingly, I-Element will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of I-Element.

                Under the terms of the Merger Agreement, MailKey issued its common stock, $.001 par value per share, in exchange for all of the issued and outstanding shares of capital stock of I-Element. The exchange ratio setting forth the number of shares of MailKey common stock issued for each issued and outstanding share of capital stock of I-Element was 3.52 shares of MailKey common stock for each issued and outstanding share of capital stock of I-Element.

                I-Element, incorporated in Nevada on December 30, 2002, is a facilities-based nationwide communications service provider that provides state-of-the-art telecommunications services to small and medium sized enterprises ("SMEs"). I-Element provides broadband data, voice and wireless services by offering integrated T-1 lines as well as Layer 2 Private Network solutions that provide SMEs with dedicated Internet access services, customizable business solutions for voice, data, wireless and Internet, and secure communications channels between the SME offices, partners, vendors, customers and employees without the use of a firewall or encryption devices. I-Element has a network presence in 18 major markets in the United States, including facilities in Los Angeles, Dallas, and Chicago. The Company started business in 2003.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 1 -        ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

                In connection with the closing of the merger, MailKey entered into a letter of intent with Ivan Zweig and Kramerica Capital Corporation ("Kramerica"), a corporation wholly-owned by Mr. Zweig, which contemplates that MailKey and I-Element will enter into a four year employment agreement with Kramerica and Mr. Zweig pursuant to which Mr. Zweig will serve as the Chief Executive Officer of MailKey and I-Element. The letter of intent provides that Mr. Zweig will receive an annual base salary of $300,000. In addition to his base salary, Mr. Zweig will be entitled to annual performance bonuses with targets ranging from $1,000,000 to $3,000,000 during the second, third and fourth years provided I-Element achieves certain performance goals. If Mr. Zweig is terminated without cause, MailKey is obligated to pay the remaining salary owed to Mr. Zweig for the complete term of the employment agreement, to pay off all notes owed to Mr. Zweig or Kramerica, all outstanding options shall become fully vested, MailKey shall pay all earned performance bonuses and all accrued vacation. If Mr. Zweig is terminated for any reason other than cause, MailKey shall pay in full the Notes owed to either Mr. Zweig or Kramerica Capital Corporation and at least 75% of the earned bonus plan set forth by the directors.

                Effective January 24, 2005, Mr. Zweig was also appointed to the Board of Directors of MailKey.

                Ivan Zweig has served as the Chief Executive Officer of I-Element since March 2003. Mr. Zweig is also the Chief Executive Officer, director and sole shareholder of Kramerica, a personnel services corporation. Since December 1998, Mr. Zweig has served as the Chief Executive Officer and director of Integrated Communications Consultants Corp. ("ICCC"), a nationwide data carrier specializing in high speed Internet access and secure data transaction. ICCC provides I-Element with resold telecom services and I-Element pays ICCC approximately $100,000 on a monthly basis for such services. On October 1, 2004, ICCC filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court, Northern District of Texas, Dallas Division.

                Upon the consummation of the acquisition, I-Element has issued outstanding promissory notes to, among others, Kramerica in the aggregate amount of $120,000 (the "Notes"). I-Element has also issued promissory notes to members of Mr. Zweig's immediate family. The promissory notes are payable in 36 monthly installments with the first payment commencing six months after the closing of the merger and will continue to be secured by substantially all of the assets of I-Element.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 1 -        ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

                The Company received consent to amend the Articles of Incorporation to increase the number of shares of common stock authorized to be issued from 100,000,000 shares to 2,000,000,000 shares, and consented to the authorization of 200,000,000 shares of Blank Check Preferred Stock. There are no current plans to designate any Blank Check Preferred Stock.

                On August 1, 2005, the Company filed an Information Statement in definitive form on schedule 14C with the SEC to change its name from MailKey Corporation to IElement Corporation. Concurrent with this name change, the Company received a new stock trading symbol (IELM.OB) on the NASD Over-the-Counter Electronic Bulletin Board.

                On August 8, 2005 Tim Dean-Smith and Susan Walton resigned their positions on the Board of Directors (the "Board") of the Company. Tim Dean-Smith also resigned from his position as Chief Financial Officer of the Company. The resignations of Mr. Dean-Smith and Ms. Walton were consistent with the expectations of the parties pursuant to the consummation of the merger between I-Element, and the Company on January 19, 2005, and do not arise from any disagreement on any matter relating to the Company's operations, policies or practices, nor regarding the general direction of the Company. Neither Mr. Dean-Smith nor Ms. Walton served on any subcommittees of the Board. Ivan Zweig, the current Chairman of the Board and Chief Executive Officer was appointed as the Chief Financial Officer of the Company until a new Chief Financial Officer is found.

                The Company's condensed consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America, and have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                BASIS OF CONSOLIDATION

                The condensed consolidated financial statements include the financial position and results of I-Element. All significant intercompany accounts and transactions have been eliminated in consolidation.

                USE OF ESTIMATES

                The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                CASH AND CASH EQUIVALENTS

                The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

                The Company maintains cash and cash equivalents with a financial institution which is insured by the Federal Deposit Insurance Corporation up to $100,000. At various times throughout the year the Company had amounts on deposit at the financial institution in excess of federally insured limits.

                REVENUE AND COST RECOGNITION

                The Company records its transactions under the accrual method of accounting whereby income is recognized when the services are provided rather than when billed or the fees are collected, and costs and expenses are recognized in the period they are incurred rather than paid for.

                ACCOUNTS RECEIVABLE

                The Company factors 99% of its billings with an outside agency. The Company invoices its customers approximately 34 days prior to the month services are to be rendered with invoice amounts due on the first of the month in which services are rendered. The Company receives 75% of the aggregate net face value of the assigned accounts at the time of placement with the factor.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

                DEFERRED REVENUE

                Deferred revenue consists of customers billed in advance of revenue being earned.

                PROVISION FOR BAD DEBT

                Under SOP 01-6 "Accounting for Certain Entities (including Entities with Trade Receivables), the Company has intent and belief that all amounts in accounts receivable are collectible. The Company has determined that based on their collections an allowance for doubtful accounts of $12,165 has been recorded at September 30, 2005.

                Bad debt expense for the three months ended December 31, 2005 and 2004 was $20,711 and $26,243, respectively and for the nine months ending December 31, 2005 and 2004 was $67,943 and $45,872, respectively.

                ADVERTISING COSTS

                The Company expenses the costs associated with advertising and marketing as incurred. Advertising and marketing expenses, included in the statements of operations for the three months ended December 31, 2005 and 2004 were $2,445 and $4,308, respectively and for the nine months ending December 31, 2005 and 2004 was $6,034 and $15,340, respectively.

                INCOME TAXES

                The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No benefit is reflected for the three months ended December 31, 2005 and 2004, respectively and for the nine months ended December 31, 2005 and 2004, respectively.

                FAIR VALUE OF FINANCIAL INSTRUMENTS

                The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

                FIXED ASSETS

                Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                        Furniture and equipment            5 Years
                        Telecommunications equipment       5 Years

                When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

                (LOSS) PER SHARE OF COMMON STOCK

                Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for the periods presented.

                GOODWILL AND OTHER INTANGIBLE ASSETS

                In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

                STOCK-BASED COMPENSATION

                Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No. 123".

                The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

                The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR Services".

                The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

                Employee net stock-based compensation for the three months ended December 31, 2005 and 2004 was $17,497 and $0, respectively and for the nine months ended December 31, 2005 and 2004 was $54,497 and $0, respectively.

                On September 8, 2005, the Company issued 325,000 stock options to its employees. The options have an exercise price of $0.01 and vest over 3 years.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

                RECENT ACCOUNTING PRONOUNCEMENTS

                In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "CONSOLIDATION OF VARIABLE INTEREST ENTITIES, AN INTERPRETATION OF ARB NO. 51". FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

                On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans.

                The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the first quarter of fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the first quarter of fiscal year 2006 and thereafter.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -  (CONTINUED)

                RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

                On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, "EXCHANGES OF NON-MONETARY ASSETS, AN AMENDMENT OF APB OPINION NO. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS" (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flow.

NOTE 3 -        FIXED ASSETS

                Property and equipment as of December 31, 2005 was as follows:

                        Property and equipment                  $1,425,637
                        Less accumulated depreciation              692,204
                                                                  --------
                        Net book value                            $733,433
                                                                  ========

                There was $69,934 and $67,976 charged to operations for depreciation expense for the three months ended December 31, 2005 and 2004, respectively and $207,986 and $200,403 charged to operations for depreciation expense for the nine months ended December 31, 2005 and 2004, respectively.

NOTE 4 -        LIABILITY FOR STOCK TO BE ISSUED

                The Company has signed agreements with vendors and former directors to convert $251,500 of accounts payable and $239,000 of notes payable into equity. During the three months ended December 31, 2005, the Company also agreed to issue stock for $236,750 of services received. As of December 31, 2005, the shares have not been issued.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 4 -        LIABILITY FOR STOCK TO BE ISSUED - (CONTINUED)

                In August 2005, the Company has entered into an agreement with Vista Capital, S.A. ("Vista") whereby Vista raised capital through the sale of units of Company stock and warrants. Each unit contains 500,000 shares of common stock at $0.035 and warrants to purchase an additional 250,000 shares of common stock at $0.10. The warrants can be called by the Company after the Company's closing share price is equal to or exceeds $0.12 for ten consecutive trading days. Each unit was sold for $17,500. As of December 31, 2005, the Company had sold 87.75 units for cash totaling $1,535,625 plus accepted the services for 0.50 units totaling $8,750 and had 2 units outstanding on stock subscriptions receivable totaling $35,000. The Company closed the private placement offering on December 30, 2005 raising $1,579,375. As part of the offering, the company paid 10% of the funds raised to Vista for fund raising fees.

                The Company is currently working to register and issue all 59,469,286 of the shares of common stock.

NOTE 5 -        NOTES PAYABLE

                The Company has several notes payable at December 31, 2005. Proceeds from the notes were utilized to finance the general working capital requirements of the Company, purchase equipment and pay certain liabilities assumed by the Company in the purchase of the principal assets of Integrated Communications Consultants Corporation in March of 2003. Prior to the effective merger of I-Element with MailKey, certain of the notes were converted into shares of common stock. Several notes have been partially converted into equity with the remaining balances restated at zero percent interest. All outstanding notes at December 31, 2005 have zero percent interest rate. Accrued interest on the notes was $0 at December 31, 2005.

                The notes payable balances at December 31, 2005 were as follows:

                        Total notes payable             $652,185
                        Less current maturities          336,257
                                                        --------
                        Long term notes payable         $315,928
                                                        ========

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 5 -        NOTES PAYABLE - (CONTINUED)

                The amount of principal maturities of the notes payable for the next 3 years ending December 31, and in the aggregate is as follows:

                                2006            $336,257
                                2007             186,684
                                2008             129,244
                                                --------
                                                $652,185
                                                ========

                As of December 31, 2005, the Company has not made payments on the notes totaling $85,277 which were due between August and December 2005.

NOTE 6 -        OPERATING LEASES

                The Company leases office space on a month-to-month basis. The monthly payment under the current lease is $3,284. The Company also leased additional office space in Texas and California. The Company ceased leasing this additional space during the year ended December 31, 2004.

                Rental payments charged to expense for the three months ended December 31, 2005 and 2004 was $9,852 and $21,675, respectively and for the nine months ended December 31, 2005 and 2004 was $32,020 and $67,022, respectively.

NOTE 7 -        STOCKHOLDERS' EQUITY (DEFICIT)

                COMMON STOCK

                As of December 31, 2005, the Company has 2,000,000,000 shares of common stock authorized at a par value of $0.001, and 96,477,065 shares issued and outstanding. The company also has 200,000,000 shares of Blank Check Preferred Stock authorized. There are no current plans to designate any Blank Check Preferred Stock.

                The following details the stock transactions for the nine months ended December 31, 2005:

                The Company received 1,498,195 shares of common stock valued at $37,455 which were issued in the previous quarter for services. Upon receipt, the common shares were canceled.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 7 -        STOCKHOLDERS' EQUITY (DEFICIT) - (CONTINUED)

                COMMON STOCK (CONTINUED)

                The Company issued 1,500,000 shares of common stock valued at $75,000 against the Liability for stock to be issued.

                The Company issued 340,000 shares of common stock valued at $8,500 to a sales agent as payment on the outstanding balance owed.

                The Company issued 175,000 shares of common stock valued at $3,500 to a consultant as payment on the outstanding balance owed.

                The Company issued 300,000 shares of common stock valued at $6,000 to a consultant for services received.

                The Company issued 250,000 shares of common stock valued at $5,500 to a consultant for services received.

                The Company issued 1,000,000 shares of common stock valued at $40,000 to an employee as a bonus.

                The Company issued 1,000,000 shares of common stock valued at $40,000 to a consultant for services received.

                The Company issued 1,626,530 shares of common stock valued at $73,194 to a sales agent as payment on the outstanding balance owed and as payment for current services.

                The Company is currently working to register and issue 59,469,286 shares of common stock to meet the $2,297,875 Liability for stock to be issued balance.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 8 -        PROVISION FOR INCOME TAXES

                Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

                At December 31, 2005, deferred tax assets consist of the following:

                Net deferred tax assets                     $553,677
                Less: valuation allowance                   (553,677)
                                                            --------
                                                            $    -0-

                At December 31, 2005, the Company had deficits accumulated in the approximate amount of $1,845,591, available to offset future taxable income through 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 9 -        GOING CONCERN

                As shown in the accompanying condensed consolidated financial statements, the Company has sustained net operating losses for the three months ended December 30, 2005 and for the nine months ended December 31, 2005 and 2004. Although the Company recently raised funds, there is no guarantee that the Company will be able to generate enough revenues or raise enough additional capital to sustain its operations in the long term. This raises substantial doubt about the Company's ability to continue as a going concern.

                The Company's future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing. Management believes they have raised sufficient funds to support their business plan and acquire an operating cash flow positive company.

                The condensed consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

                       IELEMENT CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 AND
                THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004


NOTE 10 -       CONTINGENCIES

                On April 19, 2005 KK Solutions, Inc., a California corporation d/b/a/ Three 18, Inc. ("KK"), filed a complaint against the Company and its CEO, Ivan Zweig, individually, in the Superior Court of the State of California, County of Los Angeles, alleging breach of contract pursuant to a dispute regarding sales commissions due to KK. KK seeks damages in the amount of $78,000, plus interest. The Company is vigorously defending against this action, which is currently in the discovery phase of the proceeding.

                On April 26, 2005 Communications Plus, Inc., a California company d/b/a Global Communications, ("Global"), filed a complaint against the Company and its CEO, Ivan Zweig, individually, in the Superior Court of the State of California, County of Los Angeles, alleging breach of contract pursuant to a dispute regarding sales commissions due to Global. Global seeks damages in the amount of $50,000, plus interest. The Company is vigorously defending against this action, which is currently in the discovery phase of the proceeding.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada corporation law provides that:

o a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

o a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

o to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        Our Certificate of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless a final adjudication establishes that such acts or omissions involve: (i) intentional misconduct , (ii) fraud, or
(iii) a knowing violation of the law that was material to the cause of action.

        Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of our common stock. All amounts shown are estimates except for the registration fee.

EXPENSES                                                             AMOUNT
Registration Fee                                                 $     1,375.00
Costs of Printing and Engraving                                  $     3,900.00
Legal Fees                                                       $    15,000.00
Accounting Fees                                                  $     2,000.00
Miscellaneous                                                    $       650.00

TOTAL                                                            $    22,925.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

As of December 31, 2005, the Company has 2,000,000,000 shares of common stock authorized at a par value of $0.001, and 96,477,065 shares issued and outstanding. The company also has 200,000,000 shares of Blank Check Preferred Stock authorized. There are no current plans to designate any Blank Check Preferred Stock.

The following details the stock transactions for the nine months ended December 31, 2005:

        On December 30, 2005, the Company confirmed the sale of unregistered securities sold in units consisting of, in the aggregate, 45,125,000 shares of common stock at a purchase price of $0.035 per share, for an aggregate purchase price of $1,579,375 and warrants for the purchase of and aggregate total of 22,562,500 at a strike price of $0.10 per share (the "Warrants"). The securities were sold to accredited investors in reliance on an exemption provided in Regulation D, Rule 506 and 4(2) under the Securities Act. The Company may call the Warrants at any time after both the (1) closing bid price for the common stock of the Company has been equal to or greater than $0.12 per share for ten
(10) consecutive trading days, and (2) the shares underlying the warrants have been included on an SB-2 Registration Statement, or other substantially equivalent registration statement, that has been filed by the Company and then active or declared effective by the SEC and shall expire upon the earlier of forty-five (45) days from the date the Warrant is called or on December 31, 2007. The Company plans to use these proceeds to fund the expansion of operations and to continue the implementation of its Plan of Operation, as detailed above.

        The Company received 1,498,195 shares of common stock valued at $37,455 which were issued in the previous quarter for services. Upon receipt, the common shares were canceled.

        The Company issued 1,500,000 shares of common stock against the $75,000 liability for Stock to be issued.

        The Company issued 340,000 shares of common stock valued at $8,500 to a sales agent as payment on the outstanding balance owed.

        The Company issued 175,000 shares of common stock valued at $3,500 to a consultant as payment on the outstanding balance owed.

        The Company issued 300,000 shares of common stock valued at $6,000 to a consultant for services received.

        The Company issued 250,000 shares of common stock valued at $5,500 to a consultant for services received.

        The Company issued 1,000,000 shares of common stock valued at $40,000 to an employee as a bonus.

        The Company issued 1,000,000 shares of common stock valued at $40,000 to a consultant for services received.

        The Company issued 1,626,530 shares of common stock valued at $73,194 to a sales agent as payment on the outstanding balance owed and as payment for current services.

        The following details the sales of unregistered securities since from December 31, 2005 through the date of filing of this registration statement:

        On January 23, 2006 the Company issued an aggregate of 17,094,286 shares of common stock in exchange for services rendered by certain employees and consultants. A total of 914,286 shares were issued at price of $.035 per share; 3,250,000 shares were issued at a price of $.040 per share; 7,930,000 shares were issued at a price of $.050 per share; 4,000,000 shares were issued at a price of $.060 per share; and 1,000,000 shares were issued at a price of $.070 per share.

--------------------------------------------------------------------------------

ITEM 27. EXHIBITS.

Exhibit
Number          Description
------          -----------

5.1             Legal Opinion

10.1 Employment Agreement with Ivan Zweig in the form of Binding Letter of Intent dated January 18, 2005

10.2            Form of Warrant

23.1            Consent of Auditor

23.2            Consent of Attorney (within Exhibit 5.1)


ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        (i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

        (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the

"Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, the Registrant will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas on January 31, 2006.

IELEMENT CORPORATION:

By: /s/  Ivan Zweig
    ------------------------------
Name:   Ivan Zweig
Title:  Chief Executive Officer,
        Chairman and Chief
        Financial Officer (Interim)